                                                                       EXHIBIT 1

                              PURCHASE AGREEMENT


                                    BETWEEN


                             WESTOWER CORPORATION

                                      AND

                             BET ASSOCIATES, L.P.


                           DATED AS OF MAY 11, 1998


                                 RELATING TO:

                                  $15,000,000
                   7% CONVERTIBLE SENIOR SUBORDINATED NOTES
                              DUE APRIL 30, 2007

                                      AND

                          WARRANTS TO PURCHASE 40,000
                            SHARES OF COMMON STOCK

                               TABLE OF CONTENTS

SECTION 1.    SALE AND PURCHASE OF NOTES AND WARRANTS............................    1

SECTION 2.    THE CLOSING........................................................    1

SECTION 3.    DEFINITIONS........................................................    2

SECTION 4.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................   15
     4.1.     Corporate Existence, Power and Authority...........................   15
     4.2.     Stock..............................................................   16
     4.3.     Subsidiaries.......................................................   17
     4.4.     Business...........................................................   17
     4.5.     No Defaults or Conflicts...........................................   17
     4.6.     Disclosure Materials; Other Information............................   18
     4.7.     Litigation.........................................................   19
     4.8.     Taxes..............................................................   19
     4.9.     ERISA..............................................................   19
     4.10.    Legal Compliance...................................................   20
     4.11.    Permits, Licenses and Approvals....................................   20
     4.12.    Patents, Trademarks and Other Rights...............................   20
     4.13.    Status Under Certain Statutes......................................   20
     4.14.    Key Employees......................................................   21
     4.15.    Properties.........................................................   21
     4.16.    Suppliers and Customers............................................   21
     4.17.    Environmental Compliance...........................................   21
     4.18.    Indebtedness.......................................................   22
     4.19.    Disaster...........................................................   23
     4.20.    No Burdensome Agreements...........................................   23
     4.21.    Offering of Notes and Warrants.....................................   23

SECTION 5.    REPRESENTATIONS AND COVENANTS OF THE PURCHASER.....................   23

SECTION 6.    CONVERSION.........................................................   24
     6.1.     Conversion.........................................................   24
     6.2.     Mechanics of Conversion............................................   24
     6.3.     Current Conversion Price...........................................   26
     6.4.     Adjustment of Conversion Price.....................................   26
     6.5.     Company's Consolidation or Merger..................................   31
     6.6.     Notice to Holders of Notes.........................................   32

SECTION 7.    PREPAYMENTS AND REPAYMENTS.........................................   32



     7.1.     Mandatory Prepayments..............................................   32
     7.2.     Optional Prepayments...............................................   33
     7.3.     Mandatory Repayment Upon Change of Control Event...................   34
     7.4.     Miscellaneous......................................................   34

SECTION 8.    AFFIRMATIVE COVENANTS..............................................   35
     8.1.     Use of Proceeds....................................................   35
     8.2.     Financial Information..............................................   35
     8.3.     Compliance Certificates............................................   37
     8.4.     Communication with Accountants.....................................   37
     8.5.     Inspection.........................................................   37
     8.6.     Maintenance of Existence, Properties and Franchises; Compliance with
              Law; Taxes; Insurance..............................................   37
     8.7.     Office for Payment, Exchange and Registration......................   38
     8.8.     Notices............................................................   38
     8.9.     Payment of Dividends by Subsidiaries...............................   39
     8.10.    Board Representation...............................................   40
     8.11.    Environmental Matters..............................................   40
     8.12.    Reservation of Shares..............................................   41
     8.13.    Listing of Shares..................................................   41
     8.14.    Securities Exchange Act Registration...............................   41
     8.15.    Delivery of Information for Rule 144A Transactions.................   41

SECTION 9.    NEGATIVE COVENANTS.................................................   41
     9.1.     Net Worth..........................................................   41
     9.2.     Restricted Payments................................................   42
     9.3.     Sale of Substantial Portion of Assets; Subsidiaries................   42
     9.4.     Permitted Indebtedness.............................................   42
     9.5.     Certain Ratios.....................................................   43
     9.6.     No Change in Business..............................................   44
     9.7.     Consolidation or  Merger...........................................   44
     9.8.     HSR Act............................................................   44
     9.9.     Transactions with Affiliates.......................................   44
     9.10.    Liens, Etc.........................................................   45
     9.11.    Sales and Lease-Backs..............................................   46
     9.12.    No Restrictions on Dividends.......................................   46
     9.13.    Private Placement Status...........................................   46
     9.14.    No Dilution or Impairment; No Changes in Capital Stock.............   46

SECTION 10.   SUBORDINATION......................................................   47
     10.1.    Agreement to Be Bound..............................................   47
     10.2.    Priority of Senior Indebtedness....................................   47
     10.3.    Liquidation; Dissolution; Bankruptcy...............................   48



     10.4.    No Prejudice or Impairment; Reinstatement..........................   49
     10.5.    Subrogation........................................................   50
     10.6.    Obligations Unaffected.............................................   50
     10.7.    Definition of Senior Indebtedness..................................   50
     10.8.    Effectiveness of Acceleration of Notes and Exercise of Remedies....   51

SECTION 11.   CONDITIONS TO PURCHASER'S OBLIGATIONS..............................   51
     11.1.    Commitment for Revolving Credit Facility...........................   51
     11.2.    Accuracy of Representations and Warranties.........................   51
     11.3.    Compliance with Agreements; No Defaults............................   52
     11.4.    Officers' Certificate..............................................   52
     11.5.    Proceedings........................................................   52
     11.6.    Opinion of Counsel.................................................   52
     11.7.    Other Documents and Opinions.......................................   52
     11.8.    Audited Financial Statements.......................................   52

SECTION 12.   AMENDMENT; WAIVER; CONSENT.........................................   52

SECTION 13.   EXCHANGE OF NOTES; ACCRUED INTEREST; CANCELLATION
              OF SURRENDERED NOTES; REPLACEMENT..................................   54

SECTION 14.   DEFAULTS...........................................................   55

SECTION 15.   REMEDIES...........................................................   57

SECTION 16.   RESTRICTIONS ON TRANSFER...........................................   58

SECTION 17.   REGISTRATION RIGHTS................................................   59
     17.1.    Registration at the Request of Holders.............................   59
     17.2.    Piggyback Rights...................................................   60
     17.3.    Expenses...........................................................   61
     17.4.    Procedures.........................................................   62
     17.5.    Provision of Documents.............................................   64
     17.6.    Indemnification....................................................   64
     17.7.    Certain Limitations in Connection with Future Grants of
              Registration Rights................................................   65
     17.8.    Holdback...........................................................   66

SECTION 18.   EXPENSES...........................................................   66

SECTION 19.   HOME OFFICE PAYMENTS...............................................   68

SECTION 20.   NOTICES............................................................   68



SECTION 21.   MISCELLANEOUS......................................................   69
     21.1.    Entire Agreement...................................................   69
     21.2.    Survival...........................................................   69
     21.3.    Counterparts.......................................................   69
     21.4.    Headings...........................................................   70
     21.5.    Binding Effect, Benefit and Assignment.............................   70
     21.6.    Severability.......................................................   70
     21.7.    Governing Law......................................................   70
     21.8.    Currency...........................................................   70
     21.9.    Late Payments......................................................   70
     21.10.   Co-obligors........................................................   71
     21.11.   Consent to Jurisdiction and Service of Process.....................   72
     21.12.   Waiver of Jury Trial...............................................   72


Exhibit A   -  Form of Note

Exhibit B   -  Form of Warrant

Exhibit C   -  Disclosure Schedule

Exhibit D   -  Opinion of Counsel to the Company

Exhibit E    - Joinder for Co-obligor Subsidiaries

PURCHASE AGREEMENT dated as of May 11, 1998 by and between WESTOWER CORPORATION, a Washington corporation (the "Company"), and BET ASSOCIATES, L.P., a Delaware
                               -------
limited partnership (the "Purchaser").
                          ---------


                              W I T N E S S E T H:
                              - - - - - - - - - -


            In consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1.  SALE AND PURCHASE OF NOTES AND WARRANTS

            (a) The Company agrees to sell to the Purchaser and, subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Company contained herein or made pursuant hereto, the Purchaser agrees to purchase from the Company on the Closing Date specified in
Section 2 hereof, a Note or Notes in the aggregate principal amount of $15,000,000 and Warrants to purchase 40,000 shares of the Company's Common Stock. The aggregate purchase price to be paid to the Company by the Purchaser for such Notes and Warrants is $14,850,000, of which 99.9% shall be allocated to the Notes and 0.1% to the Warrants.

            (b) As used herein, "Notes" means $15,000,000 aggregate principal
                                 -----
amount of the Company's 7% Convertible Senior Subordinated Notes Due April 30, 2007 issued pursuant to this Purchase Agreement. Each Note will be substantially in the form set forth as Exhibit A hereto. The Notes shall be
                                       ---------
convertible into shares of Common Stock at the conversion price of $25.03 per share of Common Stock, subject to adjustment under Section 6 hereof. Interest on the Notes shall accrue from the Closing Date and shall be payable quarterly on the last day of January, April, July and October of each year, commencing July 31, 1998, at the interest rates and in the manner specified herein and in the form of Note. As used herein, "Warrants" means the warrants to purchase
                                    --------
40,000 shares of Common Stock issued pursuant to this Purchase Agreement. Each Warrant shall be substantially in the form set forth in Exhibit B hereto. The Warrants shall be exercisable at a price of $23.00 per share, subject to adjustment as provided in the form of Warrant.

SECTION 2.  THE CLOSING

            (a) Subject to the terms and conditions hereof, the closing of the purchase and sale of the Notes and Warrants to be purchased by the Purchaser (the "Closing") will take place at the offices of Morgan, Lewis & Bockius LLP,
      -------
2000 One Logan Square, Philadelphia, Pennsylvania at 1:00 P.M., local time, on May 11, 1998 or such other time and date as shall be mutually agreed to by the Company and the Purchaser. Such time and date are herein referred to as the "Closing Date".
-------------

            (b) Subject to the terms and conditions hereof, on the Closing Date
(i) the Company will deliver to the Purchaser the Notes registered in the name of the Purchaser in the form of a single Note in the denomination of $15,000,000 or such other Authorized Denomination as may be specified by the Purchaser and the Warrants registered in the name of the Purchaser in the form of a single Warrant or such other denomination as may be specified by the Purchaser and (ii) the Purchaser will deliver to the Company by wire transfer of immediately available funds an amount equal to the purchase price for such Notes and Warrants (as specified in Section 1(a) hereof).

SECTION 3.  DEFINITIONS

            (a) For purposes of this Agreement, the Notes and the Warrants, the following definitions shall apply (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

            "Additional Amount" has the meaning set forth in Section 14(b)
             -----------------
hereof.

            "Additional Common Stock" has the meaning set forth in Section
             -----------------------
6.4(c) hereof.

            "Affiliate", when used with respect to any Person, means (i) if such
             ---------
     Person is a corporation, any officer or director thereof and any Person which is, directly or indirectly, the beneficial owner (by itself or as part of any group) of more than ten percent (10%) of any class of any equity security (within the meaning of the Securities Exchange Act) thereof, and, if such beneficial owner is a partnership, any general partner thereof, or if such beneficial owner is a corporation, any Person controlling, controlled by or under common control with such beneficial owner, or any officer or director of such beneficial owner or of any corporation occupying any such control relationship, (ii) if such Person is a partnership, any general partner thereof, and (iii) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including the correlative terms "controlling", "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise; provided
                                                                     --------
     that no lender or agent for the lenders under the Revolving Credit Facility shall be deemed to be an Affiliate of the Company.

            "Authorized Denomination" with respect to the Notes means a
             -----------------------
     principal amount of at least $2,000,000 multiplied by the percentage, if any, of the original principal of the Notes that shall have been converted or prepaid.

            "Available Fund" means, as of any date, an amount equal to the sum
             --------------
     of (i) fifty percent (50%) of the Consolidated Net Income of the Company calculated for the period (taken as one accounting period) commencing on March 1, 1998 and terminating at the end of the Company's most recently completed fiscal quarter preceding such date and (ii) the Available Proceeds.

          "Available Proceeds" means an amount equal to the net cash proceeds to
           ------------------
     the Company raised after March 1, 1998 in all underwritten public offerings or private placements of the Company's capital stock or warrants (other than the Warrants) to purchase shares of capital stock (net of any brokers', dealers', placement agents' and underwriters' fees and commissions and other offering or placement expenses), (ii) the proceeds from the exercise of options or warrants to purchase capital stock and
     (iii) the amount of Indebtedness that is converted into or exchanged for capital stock of the company.

          "Board" or "Board of Directors" means, with respect to any Person
           -----      ------------------
     which is a corporation, a business trust or other entity, the board of directors or other group, however designated, which is charged with legal responsibility for the management of such Person, or any committee of such board of directors or group, however designated, which is authorized to exercise the power of such board or group in respect of the matter in question.

          "Business Day" means any day, other than a Saturday, Sunday or legal
           ------------
     holiday, on which banks in the location of the office of the Company provided for in Section 8.7 hereof are open for business.

          "Capital Expenditures" means, for any period, amounts added or
           --------------------
     required to be added to the property, plant and equipment or other fixed assets account on the Consolidated balance sheet of the Company and its Subsidiaries, prepared in accordance with GAAP, in respect of (a) the acquisition, construction, improvement or replacement of land, buildings, machinery, equipment, leaseholds and any other real or personal property,
     (b) to the extent not included in clause (a) above, materials, contract labor and direct labor relating thereto (excluding amounts properly expensed as repairs and maintenance in accordance with GAAP) and (c) software development costs to the extent not expensed; provided, however,
                                                            --------  -------
     that Capital Expenditures shall not include the purchase price for the acquisition of another Person (or substantially all the assets of another Person) as a going concern; provided, however, that "Capital Expenditures"
                                 --------  -------
     shall not include (i) Tower acquisition costs permitted by the Revolving Credit Facility or (ii) prior to April 30, 2000 Tower construction costs permitted by the Revolving Credit Facility.

          "Capitalized Leases" means any lease to which the Company or a
           ------------------
     Subsidiary is party as lessee, or by which it is bound, under which it leases any property (real, personal or mixed) from any lessor other than the Company or a Subsidiary and which is required to be capitalized in accordance with GAAP.

          "Change of Control Event" means the occurrence of any of the following
           -----------------------
     events:

          (a) any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act, whether or not the Company has any capital stock subject to such Section) together with any affiliates and associates of any such person or member of such group (within the meaning of Rule 12b-2 under the Securities Exchange Act, whether or not the Company has any capital stock subject to such Section), shall at any time beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act, whether or not the Company has any capital stock subject to such Section) shares of Common Stock of the Company which represents in excess of either (A) fifty percent (50%) of the total votes entitled to be cast by all outstanding shares of the Common Stock of the Company or (B) fifty percent (50%) of all outstanding shares of the Common Stock of the Company; provided that a
                                                                 --------
          Change of Control Event shall not be deemed to have occurred under this clause (a) (without limiting the application of clause (b), (c) or (d) below), solely by reason of such beneficial ownership of over fifty percent (50%) under the preceding clause (A) or (B) being held by one or more persons who on the date of this Agreement are both (x) officers or directors of the Company and (y) beneficially own on a fully diluted basis at least one percent (1%) of the shares of the Company's outstanding Common Stock on the Closing Date; or

          (b) a consolidation or merger involving the Company in which shares of the resulting or surviving corporation representing 50% or more of the voting power of such corporation are owned by Persons other than Persons who were shareholders of the Company prior to such consolidation or merger; or

          (c) the sale, lease, transfer or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries in a single transaction or series of related transactions; or

          (d) at any time, a majority of the members of the Board of Directors of the Company are persons other than persons each of whom was both
          (i) nominated as a director for his or her then current term by the Company's Board of Directors and was recommended by the Board to the Company's shareholders for election as a member of the Board and (ii) a member of the Board for all (or the latter part) of the term immediately prior to his or her then current term as a member of the Board (except that a person chosen by the Board as a successor to a director who died in office or resigned from the Board because of a disability or for any other reason, shall be deemed to have satisfied this clause (ii)); provided that a director elected pursuant to
                             --------
          Section 8.10 hereof shall be disregarded for purposes of this paragraph (d).

          "Closing" has the meaning set forth in Section 2 hereof.
           -------

          "Closing Date" has the meaning set forth in Section 2 hereof.
           ------------

          "Code" means the Internal Revenue Code of 1986, as amended, and the
           ----
     regulations and interpretations thereunder.

          "Commission" means the Securities and Exchange Commission and any
           ----------
     other similar or successor agency of the federal government administering the Securities Act or the Securities Exchange Act.

          "Common Stock" means the common stock, par value $.01 per share, of
           ------------
     the Company and the stock of any class into which the then authorized Common Stock shall be changed by reclassification or otherwise.

          "Company" means Westower Corporation, a Washington corporation, its
           -------
     successors and assigns.

          "Consolidated," when used with reference to any term, mean that term
           ------------
     as applied to the accounts of the Company (or other specified Person) and all of its Subsidiaries (or other specified group of Persons), or such of its Subsidiaries as may be specified, consolidated (or combined) in accordance with GAAP and with appropriate deductions for minority interests in Subsidiaries.

          "Consolidated Adjusted EBITDA" means, for any period, the total of
           ----------------------------
     Consolidated EBITDA minus Consolidated Tower Cash Flow plus Consolidated
                         -----                              ----
     Annualized Tower Cash Flow.

          "Consolidated Annualized Tower Cash Flow" means, for any fiscal
           ---------------------------------------
     quarter, the product of (a) Consolidated Tower Cash Flow multiplied by (b) four.

          "Consolidated EBITDA" means, for any period, the total of:
           -------------------

          (a)  Consolidated Net Income;

     plus (b)  all amounts deducted in computing such Consolidated Net Income
     ----
          in respect of:

               (i) depreciation, amortization and other noncash charges, including deferred taxes but not including reserves,

               (ii)  Consolidated Interest Expense, and

               (iii) taxes based upon or measured by net income that are actually paid in cash during such period, minus (c)  all amounts included in Consolidated Net Income in respect of
     -----
           deferred income tax benefits.

           "Consolidated Fixed Charges" means, for any period, the sum of:
           --------------------------

           (a)  Consolidated Interest Expense,

     plus  (b)  cash Taxes paid,
     ----

     plus (c) the aggregate amount of all mandatory scheduled payments, ---- mandatory scheduled prepayments, sinking fund payments and mandatory reductions in revolving loans as a result of mandatory reductions in revolving credit availability, all with respect to Financing Debt of the Company and its Subsidiaries in accordance with GAAP on a Consolidated basis, including payments in the nature of principal under Capitalized Leases, but in no event including contingent prepayments required by the Revolving Credit Facility.

     plus (d) any mandatory dividends paid or payable in cash by the Company ---- or any of its Subsidiaries to third parties,

     plus  (e)  Capital Expenditures.
     ----

           "Consolidated Interest Expense" means, for any period, the total of:
            -----------------------------

           (a) the aggregate amount of interest, including commitment fees, payments in the nature of interest under Capitalized Leases and net payments under Interest Rate Protection Agreements, accrued by the Company and its Subsidiaries (whether such interest is reflected as an item of expense or capitalized) in accordance in accordance with GAAP on a Consolidated basis, minus (b) to the extent otherwise included in clause (a) above, the ----- amortization of deferred financing fees and costs, original issue discount relating to Indebtedness and accrued interest on Indebtedness not paid in cash to the extent permitted by the terms, including subordination terms, of such Indebtedness (including PIK Interest), plus (c) actual cash payments with respect to accrued and unpaid interest ---- (including PIK Interest) that has previously reduced Consolidated
           Interest Expense pursuant to clause (b) above.

           "Consolidated Net Income" means, for any period, the net income (or
           -----------------------
     loss) of the Company and its Subsidiaries, determined in accordance with GAAP on a Consolidated basis; provided, however, that in the event during
                                   --------  -------
     such period the Company and its

     Subsidiaries make an acquisition permitted by the Revolving Credit Facility (whether through stock purchase, asset purchase, merger or consolidation), Consolidated Net Income shall include the income (or loss) of such acquired Person (or acquired assets) accrued during such period prior to the date of such acquisition; and provided, further, however, that Consolidated Net
                           --------  -------  -------
     Income shall not include:

          (a) except as provided in the preceding proviso, the income (or loss) of any Person (other than a Subsidiary) in which the Company or any of its Subsidiaries has an ownership interest; provided, however, that (i)
                                             --------  -------
     Consolidated Net Income shall include amounts in respect of the income of such Person when actually received in cash by the Company or such Subsidiary in the form of dividends or similar Distributions and (ii) Consolidated Net Income shall be reduced by the aggregate amount of all Investments, regardless of the form thereof, made by the Company or any of its Subsidiaries in such Person for the purpose of funding any deficit or loss of such Person;

          (b) all amounts included in computing such net income (or loss) in respect of the retirement of any Indebtedness or equity at less than face value after February 28, 1998;

          (c) extraordinary and nonrecurring gains;

          (d) the income of any Subsidiary to the extent the payment of such income in the form of a Distribution or repayment of Indebtedness to the Company or a Wholly Owned Subsidiary is not permitted, whether on account of any Charter or By-law restriction, any agreement, instrument, deed or lease or any law, statute, judgment, decree or governmental order, rule or regulation applicable to such Subsidiary; and

          (e) any after-tax gains or losses attributable to returned surplus assets of any Plan.

          "Consolidated Net Worth" means, as of any date as of which the amount
           ----------------------
     thereof is to be determined, (i) all amounts in respect of the Company's capital stock, plus the amounts of additional paid-in capital, retained earnings and other items designated as part of the Company's stockholders' equity (without including treasury stock of the Company and any Preferred Stock of the Company which is referred to in clause (v) of the definition herein of Indebtedness), all of which would appear as such on a consolidated balance sheet of the Company and its Subsidiaries as of such date prepared in accordance with GAAP consistently applied.

          "Consolidated Total Debt" means, at any date, all Financing Debt of
           -----------------------
     the Company and its Subsidiaries on a Consolidated basis.

          "Consolidated Tower Cash Flow" means, for any period, the remainder of
           ----------------------------
          (a) Consolidated Tower Revenues minus (b) the costs of revenues earned
                                          -----
     and selling, general and administrative expenses (but not Capital Expenditures) associated with the maintenance and operation of Towers.

          "Consolidated Tower Revenues" means, for any period:
           ---------------------------

          (a) the net operating revenues (after reductions for discounts, commissions and bad debt reserves) of the Company and its Subsidiaries determined in accordance with GAAP on a Consolidated basis, generated from existing, acquired or constructed Towers, minus
                                               -----

          (b) any proceeds included in such net operating revenues from the sale, refinancing, condemnation or destruction of any assets.

          The word "conversion" has the meaning set forth in Section 6.1(b)
                    ----------
     hereof.

          The phrase "conversion price" has the meaning set forth in Section 6.3
                      ----------------
     hereof.

          "Co-obligor Subsidiaries" has the meaning set forth in Section 21.10
           -----------------------
     hereof.

          The phrase "current conversion price" has the meaning set forth in
                      ------------------------
     Section 6.3 hereof.

          "Disclosure Material" has the meaning set forth in Section 4.6(a)
           -------------------
     hereof.

          "Disclosure Schedule" means the schedule attached as Exhibit C to this
           -------------------                                 ---------
     Purchase Agreement. Each entry on the Disclosure Schedule shall refer to the particular section of this Purchase Agreement to which such entry relates.

          "Distributions on Common Stock" has the meaning set forth in Section
           -----------------------------
     6.4(b) hereof.

          "Environmental Lien" has the meaning set forth in Section 8.12(a)
           ------------------
     hereof.

          "ERISA" has the meaning set forth in Section 4.9(a) hereof.
           -----

          "Event of Default" has the meaning set forth in Section 14 hereof.
           ----------------

          "Financing Debt" means each of the items described in clauses (a)
           --------------
     through (f) of the definition of the term "Indebtedness" and, without duplication, any Guarantees of such items.

          "GAAP" means generally accepted accounting principles as from time to
           ----
     time in effect, including the statements and interpretations of the United States Financial Accounting Standards Board; provided, however, for
                                                  --------  -------
     purposes of compliance with Section 9 and the related definitions, "GAAP" means such principles as in effect on February 28, 1998, as applied by the Company and its Subsidiaries in the preparation of the most recent financial statements referred to in Section 4.6(a), that in the event of a change in generally accepted accounting principles after such date, either the Company or the Majority Noteholders may request a change in the definition of "GAAP", in which case the parties hereto shall negotiate in good faith with respect to an amendment of this Purchase Agreement implementing such change.

          "Guarantee" means, with respect to the Company (or other specified
           ---------
     Person):

          (a) any guarantee by the Company (or such specified Person) of the payment or performance of, or any contingent obligation by the Company (or such specified Person) in respect of, any Indebtedness or other obligation of any primary obligor;

          (b) any other arrangement whereby credit is extended to a primary obligor on the basis of any promise or undertaking of the Company (or such specified Person) including any binding "comfort letter" or "keep well agreement" written by the Company (or such specified Person), to a creditor or prospective creditor of such primary obligor, to (i) pay the Indebtedness of such primary obligor, (ii) purchase an obligation owned by such primary obligor, (iii) pay for the purchase or lease of assets or services regardless of the actual delivery thereof or (iv) maintain the capital, working capital, solvency or general financial condition of such primary obligor;

          (c) any liability of the Company (or such specified Person), as a general partner of a partnership in respect of Indebtedness or other obligations of such partnership;

          (d) any liability of the Company (or such specified Person), as a joint venture of a joint venture in respect of Indebtedness or other obligations of such joint venture;

          (e) any liability of the Company (or such specified Person) with respect to the tax liability of others as a member of a group (other than a group consisting solely of the Company and its Subsidiaries) that is consolidated for tax purposes; and

          (f) reimbursement obligations, whether contingent or matured, of the Company (or such specified Person) with respect to letters of credit, bankers acceptances, surety bonds, other financial guarantees and Interest Rate Protection Agreements, in each case whether or not any of the foregoing are reflected on the balance sheet of the Company (or such specified Person) or in a footnote thereto; provided, however, that the term "Guarantee" shall not include
              --------  -------
     endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee and the amount of Indebtedness resulting from such Guarantee shall be the maximum amount that the guarantor may become obligated to pay in respect of the obligations (whether or note such obligations are outstanding at the time of computation).

          "HSR Act" has the meaning set forth in Section 6.1(a) hereof.
           -------

          "Hazardous Materials" means any pollutant, toxic substance, hazardous
           -------------------
     waste, material, compound, element or chemical identified as such or determined to be hazardous or toxic by a governmental agency under the Comprehensive Environmental Response Compensation and Liability Act (CERCLA), 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery
                              ------
     Act (RCRA), 42 U.S.C. 6901 et seq., the Toxic Substances Control Act
                                ------
     (TSCA), 15 U.S.C. 2601 et seq., the Water Pollution Control Act (CWA), 33
                            ------
     U.S.C. 1251 et seq., the Clean Air Act (CAA), 42 U.S.C. 7501 et seq., the
                                                                  ------
     Occupational Safety and Health Act (OSHA), 29 U.S.C. 655 and any other federal, state, local or municipal laws, statutes, ordinances, codes, rules or regulations imposing liability or establishing standards of conduct for environmental protection. The term "Hazardous Materials" shall also include raw materials used or stored by the Company, building components (including but not limited to asbestos-containing materials) and manufactured products containing Hazardous Materials.

          "Indebtedness"  means all obligations, contingent or otherwise, which
           ------------
     in accordance with GAAP are required to be classified upon the Consolidated balance sheet of the Company (or other specified Person) as liabilities, but in any event including (without duplication):

          (a)  borrowed money;

          (b) indebtedness evidenced by notes, debentures or similar instruments;

          (c)  Capitalized Lease Obligations;

          (d) the deferred purchase price of assets, services or securities, including related noncom petition, consulting and stock repurchase obligations (other than ordinary trade accounts payable within six months after the incurrence thereof in the ordinary course of business);

          (e) mandatory redemption or dividend rights on capital stock (or other equity);

          (f) reimbursement obligations, whether contingent or matured, with respect to letters of credit, bankers acceptances, surety bonds, other financial guarantees and Interest Rate Protection Agreements (without duplication of other Indebtedness supported or guaranteed thereby);

          (g)  unfunded pension liabilities;

          (h) obligations that are immediately and directly due and payable out of the proceeds of or production from property;

          (i) liabilities secured by any Lien existing on property owned or acquired by the Company (or such specified Person), whether or not the liability secured thereby shall have been assumed; and

          (j) all Guarantees in respect of Indebtedness of others.

          "Investment" means, with respect to any Person, (i) any loan, advance
           ----------
     or extension of credit by such Person to, and any contributions to the capital of, any other Person, (ii) any Guaranty by such Person or (iii) any interest in any capital stock or other securities of any other Person.

          "Interest Rate Protection Agreement" means any interest rate swap,
           ----------------------------------
     interest rate cap, interest rate hedge or other contractual arrangement that converts variable interest rates into fixed interest rates, fixed interest rates into variable interest rates or other similar arrangements.

          "Lien" means any mortgage, pledge, hypothecation, assignment, deposit
           ----
     arrangement, encumbrance, lien (statutory or other), or preference, priority or other security interest of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing, any assignment or other conveyance of any right to receive income and any assignment of receivables with recourse against the assignor), any filing of a financing statement as debtor under the Uniform Commercial Code or any similar statute and any agreement to give or make any of the foregoing.

          "Majority Noteholders" means the holder or holders, at the time, of at
           --------------------
     least a majority of the aggregate principal amount of the Notes then outstanding.

          "Market Price" has the meaning set forth in Section 6.4(g) hereof.
           ------------

          "Material Adverse Effect" means a material adverse effect on the
           -----------------------
     assets, properties, liabilities, business, affairs, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries on a consolidated basis.

          "Note" or "Notes" has the meaning set forth in Section 1(b) hereof.
           ----      -----

          "Outstanding" or "outstanding" means, when used with reference to the
           -----------      -----------
     Notes as of a particular time, all Notes theretofore duly issued except (i) Notes theretofore reported as lost, stolen, mutilated or destroyed or surrendered for transfer, exchange or replacement, in respect of which new or replacement Notes have been issued by the Company, (ii) Notes theretofore paid in full and (iii) Notes theretofore canceled by the Company, whether upon conversion of a
     Note in whole or in part or otherwise; except that for the purpose of determining whether holders of the requisite principal amount of Notes have made or concurred in any declaration, waiver, consent, approval, notice, annulment of acceleration or other communication under this Agreement or under any Notes, Notes registered in the name of, as well as Notes owned beneficially by, the Company, any Subsidiary or any of their Affiliates shall not be deemed to be outstanding.

          "Payment Blockage Period" has the meaning set forth in Section 10.2(b)
           -----------------------
     hereof.

          "Permitted Liens" means (i) Liens for taxes not yet due or Liens for
           ---------------
     taxes being contested in good faith and by appropriate proceedings, for which adequate reserves have been established, and provided that any proceedings commenced for the enforcement of such Liens have been duly suspended, (ii) Liens in respect of property or assets of the Company or any Subsidiary imposed by law (such as carriers', warehousemen's, landlords' and mechanics' liens), which were incurred in the ordinary course of business and, in each case, were not incurred in connection with the borrowing of money, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company or any Subsidiary and (y) which either relate to sums not yet delinquent or are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to such Lien, provided that adequate reserves have been established for any such Liens being contested, (iii) pledges or deposits (other than any Lien imposed by ERISA) in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, (iv) easements, rights-of-way and minor defects or irregularities in title not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries and (v) Liens securing the performance of bids, tenders, contracts, statutory obligations, surety, customs and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business and not to secure the repayment of borrowed money.

          "Person" or "person" means an individual, corporation, partnership,
           ------      ------
     firm, association, joint venture, trust, unincorporated organization, government, governmental body, agency, political subdivision or other entity.

          "PIK Interest" means any accrued interest payments on Financing Debt
           ------------
     that are postponed or made through the issuance of "payment-in-kind" notes or other similar securities (including book-entry accrual with respect to such postponed interest payments), all in accordance with the terms of such Financing Debt; provided, however, that in no event shall PIK Interest
                     --------  -------
     include payments made with cash or Cash Equivalents.

          "Post-Default Advances" means loans or other extensions of credit
           ---------------------
     under the Revolving Credit Facility that are made pursuant to a workout, forbearance or similar agreement entered into following the occurrence of an event of default under the Revolving Credit Facility.

          "Potential Default" means a condition or event which, with notice or
           -----------------
     lapse of time or both, would constitute an Event of Default.

          "Preferred Stock" means any class of the capital stock of a
           ---------------
     corporation (whether or not convertible into any other class of such capital stock) which has any right, whether absolute or contingent, to receive dividends or other distributions of the assets of such corporation (including, without limitation, amounts payable in the event of the voluntary or involuntary liquidation, dissolution or winding-up of such corporation), which right is superior to the rights of another class of the capital stock of such corporation.

          "Prepayment Premium" has the meaning set forth in Section 7.3(a)
           ------------------
     hereof.

          "Purchase Agreement" means this Purchase Agreement (together with
           ------------------
     exhibits and schedules) as from time to time supplemented or amended or as the terms hereof may be waived.

          "Purchaser" means BET Associates, L.P., a Delaware limited
           ---------
     partnership, its successors and assigns.

          "Registration Demand" has the meaning set forth in Section 17.1(b)
           -------------------
     hereof.

          "Restricted Payment" means (i) every dividend or other distribution
           ------------------
     paid, made or declared by the Company or any Subsidiary on or in respect of any class of its capital stock, (ii) every payment in connection with the redemption, purchase, retirement or other acquisition by or on behalf of the Company or any Subsidiary of any shares of the Company's or a Subsidiary's capital stock, whether or not owned by the Company or any Subsidiary, (iii) any prepayments or repayments of principal made on Indebtedness expressly subordinated to the Notes of the Company or of a Subsidiary (unless such payments are scheduled, or are at maturity, in each case on the dates established for such payments at the time such Indebtedness was incurred) and (iv) every payment by or on behalf of the Company or any Subsidiary (whether as repayment or prepayment of principal or as interest or otherwise) on or with respect to (A) any obligation to repay money borrowed owing to any Affiliate of the Company or of any Subsidiary, or (B) any obligation, to any Person, of any Affiliate of the Company or of any Subsidiary, which obligation is assumed or guaranteed by the Company or a Subsidiary; provided, however, (a) that the restrictions
                                  --------  -------
     of the foregoing clauses (i) and (ii) shall not apply to any dividend, distribution or other payment on or in respect of capital stock of the Company to the extent payable in shares of the capital stock of the Company, (b) that none of the foregoing clauses shall apply to any payments from a Subsidiary to the Company or from a Subsidiary to a wholly-owned Subsidiary (including, without limitation, dividends and other distributions), (c) that none of the foregoing clauses shall apply to any purchases by the Company from a wholly-owned Subsidiary of additional capital stock of such wholly-owned Subsidiary, (d) that none of the foregoing clauses shall apply to the redemption of the Company's Redeemable Common Stock Purchase Warrants pursuant to the Warrant Agreement dated October 14, 1997 between the Company and American Stock Transfer & Trust Company, (e) that none of the foregoing clauses shall apply to any payments, distributions or other transfers or actions on or with respect to the Notes, Warrants or to holders of Notes under the Purchase Agreement and (f) none of the foregoing clauses shall apply to Indebtedness of the Company to a wholly-owned Subsidiary. For purposes of this definition, "capital stock" shall also include warrants and other rights and options to acquire shares of capital stock (whether upon exercise, conversion, exchange or otherwise).

          "Revolving Credit Facility" means the credit facility contemplated by
           -------------------------
     the commitment letter dated April 9, 1998 from BankBoston, N.A. and BancBoston Securities Inc. to the Company providing for loans and other extensions of credit in an aggregate principal amount of $75,000,000, as it may be amended or modified from time to time (including to increase the maximum aggregate principal amount thereof), and any replacements, refinancings or extensions of such credit facility with the same or a different lender or group of lenders.

          "Rule 144" means (i) Rule 144 under the Securities Act as such Rule is
           --------
     in effect from time to time, and (ii) any successor rule, regulation or law, as in effect from time to time.

          "Rule 144A" means (i) Rule 144A under the Securities Act as such Rule
           ---------
     is in effect from time to time and (ii) any successor rule, regulation or law, as in effect from time to time.

          "Securities Act" means the Securities Act of 1933, as amended from
           --------------
     time to time, and the rules, regulations and interpretations thereunder.

          "Securities Exchange Act" means the Securities Exchange Act of 1934,
           -----------------------
     as amended from time to time, and the rules, regulations and interpretations thereunder.

          "Senior Indebtedness" has the meaning set forth in Section 10.7
           -------------------
     hereof.

          "Share" or "Shares" shall mean the shares of Common Stock obtained or
           -----      ------
     obtainable upon conversion of Notes and exercise of the Warrants and shall also include any capital stock or other securities into which such shares of Common Stock are changed and any capital stock or other securities resulting from or comprising a reclassification, combination or subdivision of, or a stock dividend on, such Shares. In the event that any Shares are sold either in a public offering pursuant to a registration statement under Section 6 of the Securities Act or pursuant to Rule 144, then the transferees of such Shares shall not be entitled to any benefits under this Agreement with respect to such Shares and such Shares shall no longer be considered to be "Shares" for purposes of Section 17 hereof or any consent or waiver provision of this Agreement.

            "Subsidiary" means any corporation, association or other entity of
             ----------
     which more than 50% of the total voting power of shares of stock or other equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries, or both. References herein to a "wholly-owned Subsidiary"
                                                     -----------------------
     mean a Subsidiary all of whose outstanding capital stock (and any rights of any kind to acquire such capital stock) is owned by the Company or another wholly-owned Subsidiary, except only for directors' qualifying shares which represent a minority interest in such Subsidiary and which are required or deemed advisable with respect to any Subsidiary organized under the laws of a jurisdiction outside of the United States (and provided that any directors holding such directors' qualifying shares are nominated, and can be removed, by the Company or another wholly-owned Subsidiary).

            "Towers" means towers for wireless telecommunications and broadcast
             ------
     carriers.

            "Warrants" has the meaning set forth in Section 1(b) hereof.
             --------

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company represents and warrants to the Purchaser as follows as of the date hereof and as of the Closing Date:

            4.1. Corporate Existence, Power and Authority.
                 ----------------------------------------

            (a) The Company and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its state or other jurisdiction of incorporation. The Company and each Subsidiary is duly qualified, licensed and authorized to do business and is in good standing in each jurisdiction in which it owns or leases any material property or in which the conduct of its business requires it to so qualify or be so licensed, except for such jurisdictions where the failure to so qualify or be so licensed would not have a Material Adverse Effect.

            (b) No proceeding has been commenced looking toward the dissolution or merger of the Company or any Subsidiary or the amendment of its respective certificate or articles of incorporation (or similar governing documents with respect to a Subsidiary organized under the laws of a jurisdiction outside of the United States). Neither the Company nor any Subsidiary is in violation in any respect of its certificate or articles of incorporation or by-laws (or similar governing documents with respect to a Subsidiary organized under the laws of a jurisdiction outside of the United States).

          (c) The Company and each Subsidiary has all requisite corporate power, authority and legal right to own or to hold under lease and to operate the properties it owns or holds and to conduct its business as now being conducted.

          (d) The Company has all requisite power, authority and legal right to execute, deliver, enter into, consummate and perform this Purchase Agreement, the Notes and the Warrants, including, without limitation, the issuance by the Company of the Notes, the Warrants and the Shares as contemplated herein and therein. The execution, delivery and performance of the Purchase Agreement, the Notes and the Warrants by the Company (including, without limitation, the issuance by the Company of the Notes, the Warrants and the Shares as contemplated herein and therein) have been duly authorized by all required corporate and other actions. The Purchase Agreement constitutes, and the Notes and Warrants when issued will constitute, the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally. The Shares when issued will be duly authorized, validly issued, fully paid and non-assessable.

          4.2. Stock.
               -----

          (a) The authorized capital stock of the Company consists of 15,000,000 shares of Common Stock. On May 11, 1998, 5,341,871 shares were outstanding, and all such outstanding shares were duly authorized, validly issued and outstanding and fully paid and non-assessable.

          (b) The only shares of Common Stock reserved for issuance by the Company (i) are shares to be issued upon conversion of the Notes, (ii) shares to be issued upon exercise of the Warrants, (iii) 1,179,008 shares issuable upon exercise of the Company's Redeemable Common Stock Purchase Warrants issued on October 20, 1997 and (iv) 240,000 shares issuable upon exercise of outstanding underwriters' warrants and (v) 573,963 shares reserved for issuance under the Company's employee stock option plan, of which options to purchase 573,963 shares were granted and outstanding as of May 11, 1998.

          (c) Except as described in Section 4.2(b) or as disclosed on the Disclosure Schedule, there are no outstanding options, warrants, rights, convertible securities or other agreements or plans under which the Company may become obligated to issue, sell or transfer shares of its capital stock or other securities.

          (d) Except as disclosed on the Disclosure Schedule, there are no outstanding registration rights with respect to any capital stock of the Company or of any Subsidiary.

          4.3. Subsidiaries.
               ------------

          (a) The only Subsidiaries of the Company on the Closing Date will be those set forth on the Disclosure Schedule. Such Subsidiaries are wholly-owned except as set forth on the Disclosure Schedule. Neither the Company nor any Subsidiary has any Investments in any other Person, except as described on the Disclosure Schedule.

          (b) All outstanding capital stock of the Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable and, except as disclosed on the Disclosure Schedule hereto, is owned beneficially and of record by the Company free and clear of all Liens, encumbrances, security interests, pledges, options or claims of any kind. Except as disclosed on the Disclosure Schedule, there are no outstanding options, warrants, rights, convertible securities or other agreements or plans under which any Subsidiary may become obligated to issue, sell or transfer shares of its capital stock or other securities.

          (c) Except as described on the Disclosure Schedule, no Subsidiary of the Company is subject to any agreement, order or similar restriction that may affect or limit the ability of such Subsidiary to pay dividends to the Company.

          4.4. Business.  The Company and its Subsidiaries are engaged solely in
               --------
the business described in the Disclosure Material. Neither the Company nor any of its Subsidiaries currently engages in, or has any intention of engaging in, any other business except as described in the Disclosure Material.

          4.5. No Defaults or Conflicts.
               ------------------------

          (a) No Event of Default or Potential Default has occurred and is continuing.

          (b) Neither the Company nor any of the Subsidiaries is in violation or default under any indenture, agreement or instrument to which it is a party or by which it or its properties may be bound where the violation or default could reasonably be expected to have a Material Adverse Effect.

          (c) The execution, delivery and performance by the Company of the Purchase Agreement, the Notes, the Warrants and any of the transactions contemplated hereby (including, without limitation, the issuance of the Notes, the Warrants and the Shares as contemplated herein and therein) does not and will not (i) violate or conflict with, with or without the giving of notice or the passage of time or both, any provision of (A) the respective articles or certificates of incorporation or by-laws of the Company or any of its Subsidiaries (or similar governing documents) or (B) any law, rule, regulation, order, judgment, writ, injunction, decree, agreement, indenture or other instrument applicable to the Company or any of its Subsidiaries or any of their respective properties, (ii) result in the creation of any security interest or Lien upon any of the Company's or any Subsidiary's properties, assets or revenues, (iii) require the consent, waiver, approval, order or authorization of, or declaration, registration, qualification or filing with, any Person (whether or not a governmental authority and including, without limitation, any shareholder approval), except listing of the Shares on the American Stock Exchange or (iv) cause antidilution clauses of any outstanding securities to become operative or give rise to any preemptive rights.

          4.6.  Disclosure Materials; Other Information.
                ---------------------------------------

          (a) The Company has previously furnished to the Purchaser the following material (the "Disclosure Material"): (i) consolidated financial
                         -------------------
statements of the Company consisting of consolidated balance sheets as of February 28, 1998 and February 28, 1997 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the three fiscal years ended February 28, 1998, February 28, 1997 and February 29, 1996 and the related notes thereto, which, in the case of statements at February 28, 1997 and February 29, 1996 and for the years then ended, have been certified by Moss Adams LLP, independent certified accountants; (iii) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 1997 as filed with the Commission under the Securities Exchange Act; and (iv) the Confidential Offering Memorandum of the Company dated March 1998 regarding the proposed issuance of the Notes. The financial statements referred to in the preceding sentence (i) fairly present the financial condition of the Company and its Subsidiaries as of the respective dates thereof and the results of the operations of the Company and its Subsidiaries for such periods and have been prepared in accordance with generally accepted accounting principles consistently applied.

          (b) Since February 28, 1998 there has been no material adverse change in the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company.

          (c) Neither the Company nor any of the Subsidiaries is aware of any material liabilities, contingent or otherwise, of the Company or the Subsidiaries that have not been disclosed in the financial statements referred to in Section 4.6(a) above or otherwise disclosed in the Disclosure Material other than liabilities arising in the ordinary course of business since February 28, 1998 of the same nature shown on the balance sheet as of that date.

          (d) The financial projections included in the Disclosure Material conform with the internal operating forecasts of the Company and its Subsidiaries, are mathematically accurate, were based on assumptions that the Company in good faith believed to have been reasonable when made and have been prepared in good faith.

          (e) None of the Disclosure Material contained as of its date or contains on the date hereof an untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were and are made, not misleading;

          (f) There is no fact known to the Company or any of the Subsidiaries which is not in the Disclosure Material which could reasonably be expected to have a Material Adverse Effect.

          4.7.  Litigation.  Except as set forth in the Disclosure Schedule,
                ----------
there is no action, suit, proceeding, investigation or claim pending or, to the knowledge of the Company or the Subsidiaries, threatened in law, equity or otherwise before any court, administrative agency or arbitrator which either (i) questions the validity of the Purchase Agreement, the Notes, the Warrants or the Shares or any action taken or to be taken pursuant hereto or thereto or (ii) could reasonably be expected to have a Material Adverse Effect.

          4.8.  Taxes.  The Company and each Subsidiary has filed all federal,
                -----
state, local and other tax returns and reports, and any other material returns and reports with any governmental authorities (federal, state or local), required to be filed by it. The Company and each Subsidiary has paid or caused to be paid all taxes (including interest and penalties) that are due and payable, except those which are being contested by it in good faith by appropriate proceedings and in respect of which adequate reserves are being maintained on its books in accordance with generally accepted accounting principles consistently applied. Neither the Company nor any Subsidiary has any material liabilities for taxes other than those incurred in the ordinary course of business and in respect of which adequate reserves are being maintained by it in accordance with generally accepted accounting principles consistently applied.

          4.9.  ERISA.  The Company and each Subsidiary is in compliance in all
                -----
material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and interpretations thereunder (collectively "ERISA"). Neither the Company nor any Subsidiary has
                          -----
engaged in any "prohibited transaction" which would subject it to a tax or penalty on prohibited transactions imposed by ERISA or by the Code. With respect to each such plan (other than any multi-employer plan) that is intended to meet the qualification requirements of Section 401(a) of ERISA, all amendments have been adopted and all other steps have been taken that are required to have been adopted or taken as of the date hereof in order to maintain the continuing qualified status of such plan, and the continuing exemption of any trust funding or forming part of such plan, from the date of establishment of such plan to the date hereof. No liability to the Pension Benefit Guaranty Corporation has been or is expected to be incurred with respect to any such plan. There has been no "reportable event", as defined in ERISA, with respect to any such plan, and no event or condition exists which presents a material risk of termination of any such plan by the Pension Benefit Guaranty Corporation.

          4.10. Legal Compliance.
                ----------------

          (a) The Company and each Subsidiary has complied with all applicable laws, rules, regulations, orders, licenses, judgments, writs, injunctions, decrees or demands, except to the extent that failure to comply would not have a Material Adverse Effect.

          (b) There are no adverse orders, judgments, writs, injunctions, decrees or demands of any court or administrative body, domestic or foreign, or of any other governmental agency or instrumentality, domestic or foreign, outstanding against the Company or any Subsidiary.

          4.11.  Permits, Licenses and Approvals.  The Company and each
                 -------------------------------
Subsidiary possesses such franchises, licenses, permits, consents, approvals and other authority (governmental or otherwise) from any Person as are necessary for the conduct of its business as now being conducted and (to the best of the knowledge of the Company and its Subsidiaries, the Company and its Subsidiaries will be able to obtain such franchises, licenses, permits, consents, approvals and other authority (governmental or otherwise) as may be necessary for the conduct of its business as proposed to be conducted) and none is in default in any material respects under any of such franchises, licenses, permits, consents, approvals or other authority, except for (i) any failures to possess a franchise, license, permit, consent, approval or other authority or (ii) any such defaults which (in the case of clause (i) or (ii)) do not and will not (individually or in the aggregate) have a Material Adverse Effect.

          4.12.  Patents, Trademarks and Other Rights.  The Company and each
                 ------------------------------------
Subsidiary possesses all patents, patent rights, trademarks, trademark rights, trade names, and trade name rights (each of which is listed on the Disclosure Schedule) and copyrights as are necessary to conduct its business as now being conducted and as proposed to be conducted, except for any failures to possess a patent, patent right, trademark, trademark right, trade name, trade name right or copyright which failures (individually or in the aggregate) do not and could not reasonably be expected to have a Material Adverse Effect. To the best of the knowledge of the Company and its Subsidiaries, the activities and conduct of business by the Company and each Subsidiary do not conflict with or infringe upon any intellectual property rights of others, and neither the Company nor any Subsidiary has received any notice that any such claim of conflict or infringement has been asserted by any Person.

          4.13.  Status Under Certain Statutes.  Neither the Company nor any
                 -----------------------------
Subsidiary is: (i) a "public utility company" or a "holding company", or an "affiliate" or a "subsidiary company" of a "holding company", or an "affiliate" of such a "subsidiary company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, (ii) a "public utility" as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person", as such terms are defined in the Investment Company Act of 1940, as amended.

          4.14.  Key Employees.  The Company and each Subsidiary has good
                 -------------
relationships with its employees and has not had and does not expect any substantial labor problems. Neither the Company nor any Subsidiary has any knowledge as to any intentions of any key employee or any key group of employees to leave the employ of the Company or any Subsidiary.

          4.15.  Properties.  Except as set forth on the Disclosure Schedule,
                 ----------
the Company and each Subsidiary has good and marketable title to its real property, all of which is described on the Disclosure Schedule, and good title to or a valid leasehold interest in, each of its other properties. Certain real property used by the Company or the Subsidiaries in the conduct of their respective businesses is held under lease (as identified on the Disclosure Schedule), and neither the Company nor any Subsidiary is aware of any pending or threatened claim or action by any lessor of any such property to terminate any such lease. None of the properties owned or leased by the Company or any Subsidiary is subject to any Liens, which might materially and adversely affect the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis.

          4.16.  Suppliers and Customers.
                 -----------------------

          (a) (i) To the best of the Company's knowledge, the Company and each Subsidiary has adequate sources of supply for its business as currently conducted and as proposed to be conducted, (ii) each has satisfactory relationships with all of its material sources of supply of goods and services and (iii) each does not anticipate any material problem with any such material sources of supply.

          (b) To the best of the Company's knowledge, the Company and each Subsidiary has satisfactory relationships with all of its material customers and each does not anticipate any material problems with any of them.

          (c) Neither the Company nor any Subsidiary has any knowledge that the customer base of the Company and its Subsidiaries might materially decrease.

          4.17.  Environmental Compliance.
                 ------------------------

          (a) To the best of the knowledge of the Company and its Subsidiaries, there is no Hazardous Material about or in, in material violation of law, any real property owned or leased by the Company or any Subsidiary.

          (b) To the best of the knowledge of the Company and its Subsidiaries, there is no (and has not been any) off-site disposal or on-site disposal at any locations currently or formerly owned or occupied by the Company or any Subsidiary as a result of which disposal there would exist a risk that the Company or any Subsidiary would incur a material liability (determined on a consolidated basis) or obligation under federal, state or local environmental or other laws, regulations or ordinances.

          (c) To the best of the knowledge of the Company and its Subsidiaries, neither the Company nor any Subsidiary nor any prior or present owner, operator, tenant, subtenant or invitee of any of the real property (including improvements) currently or formerly owned or occupied by the Company or any Subsidiary has:

          (i) used, installed, stored, spilled, released, transported, disposed of or discharged any Hazardous Material upon, into, beneath, from or affecting such real property (including improvements) in violation of applicable law, or

          (ii) received any verbal or written notice, citation, subpoena, summons, complaint or other correspondence or communication from any person with respect to the presence of Hazardous Material upon, into, beneath, or emanating from or affecting any of the real property (including improvements) currently or formerly owned or occupied by the Company or any Subsidiary which (in case of clause (i) and/or (ii)) would (individually or in the aggregate) result in a liability or obligation on the part of the Company or any Subsidiary, unless such liability or obligation would not have a material adverse effect on the assets, properties, liabilities, business, affairs, results of operation, condition (financial or otherwise) or prospects of the Company on a consolidated basis.

          (d) To the best of the knowledge of the Company and its Subsidiaries, there has been no intentional or unintentional, gradual or sudden, release, disposal or discharge upon, into or beneath the real property (including improvements) currently or formerly owned or occupied by the Company or any Subsidiary, that has caused or is causing soil or groundwater contamination which under applicable environmental laws, regulations or ordinances requires investigation or remediation or otherwise creates a material liability or obligation (determined on a consolidated basis) on the part of the Company or any Subsidiary.

          (e)   The representations and warranties set forth in this Section
4.17 are made to the knowledge of the Company without inquiry.

          4.18. Indebtedness.  The Disclosure Schedule sets forth (i) the amount
                ------------
of all Indebtedness of the Company or any Subsidiary outstanding on the date of this Agreement, (ii) any Lien with respect to such Indebtedness and (iii) a brief description of each instrument or agreement governing such Indebtedness. The Company has delivered to the Purchaser a complete and correct copy of each such instrument or agreement (including all amendments, supplements or modifications thereto). No default in payment or to the knowledge of the Company any other material default exists with respect to or under any such Indebtedness or any instrument or agreement relating thereto.

          4.19. Disaster.  Neither the business nor the properties of the
                --------
Company or its Subsidiaries is currently affected (or has been affected at any time since February 28, 1998) by any fire, explosion, accident, strike, lockout or other dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could reasonably be expected to have a Material Adverse Effect.

          4.20. No Burdensome Agreements.  To the best of the knowledge of the
                ------------------------
Company and its Subsidiaries, neither the Company nor its Subsidiaries is a party to, or bound by, any commitment, contract or agreement, which commitment, contract or agreement, when taken as a whole, materially adversely affects, or in the future would reasonably be expected to materially adversely affect, the assets, properties, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis.

          4.21.  Offering of Notes and Warrants.  Neither the Company, nor any
                 ------------------------------
Subsidiary, nor any agent or other Person acting on its behalf has, directly or indirectly, (i) offered any of the Notes, Warrants or any similar security of the Company (A) by any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) or (B) for sale to or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any Person other than the Purchaser and certain institutional investors each of which the Company reasonably believed was an "accredited investor" within the meaning of Regulation D under the Securities Act or (ii) done or caused to be done (or has omitted to do or to cause to be done) any act which act (or which omission) would result in bringing the issuance or sale of the Notes, Warrants or Shares within the provisions of
Section 5 of the Securities Act.

SECTION 5. REPRESENTATIONS AND COVENANTS OF THE PURCHASER

           (a) The Purchaser hereby makes the representations and warranties to the Company contained in this Section 5(a), as of the date hereof and as of the Closing Date hereunder. The Purchaser has all requisite power, authority and legal right to execute, deliver, enter into, consummate and perform this Purchase Agreement. The execution, delivery and performance of this Purchase Agreement by the Purchaser have been duly authorized by all required partnership actions. The Purchaser has duly executed and delivered this Purchase Agreement, and this Purchase Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally.

           (b) The Purchaser hereby represents to the Company (as of the date hereof and as of the Closing Date hereunder) that the Purchaser is capable of evaluating the risk of its investment in the Notes, the Warrants and the Shares being purchased by it and is able to bear the economic risk of such investment, that it is purchasing the Notes, the Warrants and the Shares to be purchased by it for its own account, that it understands that the Notes, the Warrants and the Shares are "restricted securities" as such term is used in the Securities Act and therefore cannot be resold unless they are registered under the Securities Act or an exemption from registration is available, and that the Notes and Warrants are being purchased by the Purchaser for investment and not with a present view to any distribution thereof in violation of applicable securities laws. It is understood that the disposition of the Purchaser's property shall at all times be within the Purchaser's control. If the Purchaser should in the future decide to dispose of any of its Notes, Warrants or Shares, it is understood that it may do so but only in Authorized Denominations (in the case of the Notes) and in compliance with the Securities Act, applicable securities laws and this Purchase Agreement. The Purchaser hereby represents to the Company that the Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

SECTION 6. CONVERSION

           6.1. Conversion.
                ----------

           (a) The holder of a Note shall have the right, at the option of such holder, at any time and from time to time to convert, subject to the terms and provisions of this Section 6, the unpaid principal amount of the Note or any portion thereof, and any accrued and unpaid interest on such Note, into fully paid and non-assessable Shares. Such conversion of Notes to Shares shall be made at an amount per Share (of principal of such Notes and/or of accrued and unpaid interest if specified by the holder) which is equal to the then current conversion price, as further described below. Every Note shall continue to be convertible, in whole or in part, (i) even though the Company or a holder may have given notice of prepayment with respect to such Note or any part thereof pursuant to Section 7 hereof, so long as such Note and the holder's election to convert shall have been delivered to the Company pursuant to Section 6.2(a) hereof on or prior to the date fixed for such prepayment and (ii) whether or not a mandatory, optional or special optional prepayment is due on any Note on any date following such conversion. In the event that any holder of a Note is required to file notice of the acquisition of Shares under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as heretofore or hereafter amended (the "HSR Act"), such election may state that it is conditional upon the expiration or early termination of the waiting period under the HSR Act.

           (b) For convenience, the conversion pursuant to this Section 6 of all or a portion of the principal amount of a Note (and/or of accrued and unpaid interest if elected by the holder) into Shares is herein sometimes referred to as the "conversion" of the Note.
        ----------

           6.2. Mechanics of Conversion.
                -----------------------

           (a)  Surrender, Election and Payment.  The then unpaid principal
                -------------------------------
amount of each Note (and/or any accrued and unpaid interest on such Note) may be converted by the holder thereof, in whole or in part, during normal business hours on any Business Day by surrender of the Note, accompanied by written evidence of the holder's election to convert the Note or portion thereof, to the Company at its office designated pursuant to Section 8.7 hereof (or, if such conversion is in connection with an underwritten public offering of Shares, at the location at which the underwriting agreement requires that such Shares be delivered). Payment of the conversion price for the Shares specified in such election shall be made by applying an aggregate amount of principal of Notes and/or, if elected by the holder, of accrued and unpaid interest equal to the amount obtained by multiplying (i) the number of Shares specified in such election by (ii) the then current conversion price. Such holder shall thereupon be entitled to receive the number of Shares specified in such election (plus cash in lieu of any fractional share as provided in Section 6.2(c) hereof).

          (b) Effective Date.  Each conversion of a Note pursuant to Section
              --------------
6.2(a) hereof shall be deemed to have been effected immediately prior to the close of business on the Business Day on which such Note shall have been surrendered to the Company as provided in Section 6.2(a) hereof (except that if such conversion is in connection with an underwritten public offering of Shares, then such conversion shall be deemed to have been effected upon such surrender), and such conversion shall be at the current conversion price in effect at such time. On each such day that the conversion of a Note is deemed effected, the person or persons in whose name or names any certificate or certificates for Shares are issuable upon such conversion, as provided in Section 6.2(c) hereof, shall be deemed to have become the holder or holders of record thereof. Notwithstanding the foregoing, if conversion is conditional upon the expiration or earlier termination of the waiting period under the HSR Act, the person shall not be deemed the holder unless and until such waiting period shall have terminated or expired.

          (c) Share Certificates and Cash for Fractional Shares.  As promptly as
              -------------------------------------------------
practicable after the conversion of a Note, in whole or in part, and in any event within five (5) Business Days thereafter (unless such conversion is in connection with an underwritten public offering of Shares, in which event concurrently with such conversion), the Company at its expense (including the payment by it of any applicable issue, stamp or other taxes, other than any income taxes) will cause to be issued in the name of and delivered to the holder thereof or, subject to Section 16 hereof, as such holder may direct, a certificate or certificates for the number of Shares to which such holder shall be entitled upon such conversion plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price per Share (determined in accordance with Section 6.4(g) hereof) on the Business Day next preceding the date of such conversion.

          (d) Acknowledgment of Obligation.  The Company will, at the time of or
              ----------------------------
at any time after each conversion of a Note, upon the request of the holder thereof or of any Shares issued upon such conversion, acknowledge in writing its continuing obligation to afford to such holder all rights (including, without limitation, any rights to registration of any such Shares pursuant to this Agreement) to which such holder shall continue to be entitled under this Agreement and the Notes; provided that if any such holder shall fail to make any
                         --------
such request, the failure shall not affect the continuing obligation of the Company to afford such rights to such holder.

          (e) Payment of Accrued Interest.  Within three (3) Business Days after
              ---------------------------
receipt of any Note and an election to convert all or a portion of the principal amount of such Note under Section 6.2(a) hereof, the Company will pay to the holder of such Note any unpaid interest, accrued to the date of conversion of such Note, on the principal amount so converted, except to the extent that the amount of such interest has also been converted into Shares.

          (f) Minimum Amount of Conversion.  Each conversion of a Note or Notes
              ----------------------------
by a holder shall involve the conversion of at least $100,000 aggregate principal amount of Notes or, if less, the total aggregate principal amount of Notes then held by such holder.

          6.3. Current Conversion Price.  The term "conversion price" shall mean
               ------------------------             ----------------
initially $25.03 per Share, subject to adjustment as set forth in Section 6.4 hereof. The term "current conversion price" as used herein shall mean the
                   ------------------------
conversion price, as the same may be adjusted from time to time as hereinafter provided, in effect at any given time. In determining the current conversion price, the result shall be expressed to the nearest $0.0001, but any such lesser amount shall be carried forward and shall be considered at the time of (and together with) the next subsequent adjustment which, together with any adjustments to be carried forward, shall amount to $0.0001 per Share or more.

          6.4. Adjustment of Conversion Price.  The conversion price shall be
               ------------------------------
subject to adjustment, from time to time, as follows:

          (a)  Adjustments for Stock Dividends, Recapitalizations, Etc.  In case
               --------------------------------------------------------
the Company shall, after the Closing Date, (i) pay a stock dividend or make a distribution (on or in respect of its Common Stock) in shares of its Common Stock, (ii) subdivide the outstanding shares of its Common Stock, (iii) combine the outstanding shares of its Common Stock into a smaller number of shares, or
(iv) issue by reclassification of shares of its Common Stock, any shares of capital stock of the Company, then, in any such case, the current conversion price in effect immediately prior to such action shall be adjusted to a price such that if the holder of a Note were to convert such Note in full immediately after such action, such holder would be entitled to receive the number of shares of capital stock of the Company which he would have owned immediately following such action had such Note been converted immediately prior thereto (with any record date requirement being deemed to have been satisfied), and, in any such case, such conversion price shall thereafter be subject to further adjustments under this Section 6. An adjustment made pursuant to this subsection (a) shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

          (b)  Adjustments for Certain Other Distributions.  In case the Company
               -------------------------------------------
shall, after the Closing Date, fix a record date for the making of a distribution to holders of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of (i) assets, (ii) evidences of indebtedness or other securities (except for its Common Stock) of the Company or of any entity other than the Company or (iii) subscription rights, options or warrants to purchase any of the foregoing assets or securities, whether or not such rights, options or warrants are immediately exercisable (all such distributions referred to in clauses (i), (ii) and (iii) being hereinafter collectively referred to as "Distributions on Common Stock"), then the current conversion price then in
------------------------------
effect prior to such action shall be adjusted to subtract therefrom the fair value of such assets, evidences of indebtedness or subscription rights, options or warrants so distributed allocable to one share of Common Stock, as determined in good faith by the Company's Board of Directors.

          (c)  Adjustments for Issuances of Additional Stock.  Subject to the
               ---------------------------------------------
exceptions referred to in Section 6.4(e) hereof, in case the Company shall at any time or from time to time after the Closing Date issue (in a transaction to which Section 6.4(a) or 6.4(b) is not applicable) any additional shares of the Company's Common Stock ("Additional Common Stock"), for a consideration per share either (i) less than
  -----------------------
the then current Market Price per share of the Company's Common Stock (determined as provided in Section 6.4(g) hereof) immediately prior to the issuance of such Additional Common Stock, or (ii) without consideration, then (in the case of either clause (i) or (ii)), and thereafter successively upon each such issuance, the current conversion price shall forthwith be reduced to a price equal to the price determined by multiplying such current conversion price by a fraction, of which the numerator shall be (i) the number of shares of the Company's Common Stock outstanding immediately prior to such issuance (on a fully diluted basis) plus (ii) the number of shares of the Company's Common Stock which the aggregate amount of consideration, if any, received by the Company upon issuance of the Additional Common Stock, would purchase at the then current Market Price per share of the Company's Common Stock, and (2) the denominator shall be (i) the number of shares of the Company's Common Stock outstanding immediately prior to such issuance (on a fully diluted basis) plus
(ii) the number of shares of Additional Common Stock, provided, however, that
                                                      --------  -------
such adjustment shall be made only if such adjustment results in a current conversion price less than the current conversion price in effect immediately prior to the issuance of such Additional Common Stock.

          (d)  Certain Rules in Applying the Adjustment for Additional Stock
               -------------------------------------------------------------
Issuances. For purposes of any adjustment as provided in Section 6.4(c) hereof,
---------
the following provisions shall also be applicable:

          (i)  Cash Consideration. In case of the issuance of Additional Common
               ------------------
     Stock for cash, the consideration received by the Company therefor shall be deemed to be the net cash proceeds received by the Company for such Additional Common Stock after deducting any commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with the issuance of, such Additional Common Stock.

          (ii) Non-Cash Consideration. In case of the issuance of Additional
               ----------------------
     Common Stock for a consideration other than cash, or a consideration a part of which shall be other than cash, the amount of the consideration other than cash so received or to be received by the Company shall be deemed to be the value of such consideration at the time of its receipt by the Company as determined in good faith by the Board of Directors of the Company, except that where the non-cash consideration consists of the cancellation, surrender or exchange of outstanding obligations of the Company (or where such obligations are otherwise converted into shares of the Company's Common Stock), the value of the non-cash consideration shall be deemed to be the principal amount of the obligations canceled, surrendered, satisfied, exchanged or converted. If the Company receives consideration, part or all of which consists of publicly traded securities (i.e., in lieu of cash), the value of such non-cash consideration shall be
      ----
     the aggregate market value
     of such securities (based on the latest reported sale price regular way) as of the close of the day immediately preceding the date of their receipt by the Company.

          (iii)  Options, Warrants, Convertibles, Etc.  In case of the issuance,
                 ------------------------------------
     whether by distribution or sale to holders of its Common Stock or to others, by the Company of (i) any security (other than the Notes) that is convertible into Common Stock or (ii) any rights, options or warrants to purchase the Company's Common Stock (other than the Warrants and except as stated in Section 6.4(e) hereof), if inclusion thereof in calculating adjustments under this Section 6.4 would result in a current conversion price lower than if excluded, the Company shall be deemed to have issued, for the consideration described below, the number of shares of the Company's Common Stock into which such convertible security may be converted when first convertible, or the number of shares of the Company's Common Stock deliverable upon the exercise of such rights, options or warrants when first exercisable, as the case may be (and such shares shall be deemed to be Additional Common Stock for purposes of Section 6.4(c) hereof). The consideration deemed to be received by the Company at the time of the issuance of such convertible securities or such rights, options or warrants shall be the consideration so received determined as provided in
     Section 6.4(d)(i) and (ii) hereof after deducting any commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance of such convertible securities or rights, options or warrants, plus (x) any consideration or adjustment payment to be received by the Company in connection with such conversion or, as applicable, (y) the aggregate price at which shares of the Company's Common Stock are to be delivered upon the exercise of such rights, options or warrants when first exercisable (or, if no price is specified and such shares are to be delivered at an option price related to the market value of the subject Common Stock, an aggregate option price bearing the same relation to the market value of the subject Common Stock at the time such rights, options or warrants were granted). If, subsequently, (1) such number of shares into which such convertible security is convertible, or which are deliverable upon the exercise of such rights, options or warrants, is increased or (2) the conversion or exercise price of such convertible security, rights, options or warrants is decreased, then the calculations under the preceding two sentences (and any resulting adjustment to the current conversion price under Section 6.4(c) hereof) with respect to such convertible security, rights, options or warrants, as the case may be, shall be recalculated as of the time of such issuance but giving effect to such changes (but any such recalculation shall not result in the current conversion price being higher than that which would be calculated without regard to such issuance). On the expiration or termination of such rights, options or warrants, or rights to convert, the conversion price hereunder shall be readjusted (up or down as the case may be) to such current conversion price as would have been obtained had the adjustments made with respect to the issuance of such rights, options, warrants or convertible securities been made upon the basis of the delivery of only the number of shares of the Company's Common Stock actually delivered upon the exercise of such rights, options or warrants or upon the conversion of any such securities and at the actual exercise or conversion prices (but any such recalculation shall not result in the current conversion price being higher than that which would be calculated without regard to such issuance).

          (iv)  Number of Shares Outstanding.  The number of shares of the
                ----------------------------
     Company's Common Stock as at the time outstanding shall exclude all shares of the Company's Common Stock then owned or held by or for the account of the Company or any Subsidiary but shall include the aggregate number of shares of the Company's Common Stock at the time deliverable in respect of the convertible securities, rights, options and warrants referred to in
     Section 6.4(d)(iii) and 6.4(e) hereof; provided that to the extent that
                                            --------
     such rights, options, warrants or conversion privileges are not exercised, such shares of the Company's Common Stock shall be deemed to be outstanding only until the expiration dates of the rights, warrants, options or conversion privileges or the prior cancellation thereof.

          (e)   Exclusions from the Adjustment for Additional Stock Issuances.
                -------------------------------------------------------------
No adjustment of the current conversion price under Section 6.4(c) or 6.4(h) hereof shall be made as a result of or in connection with:

          (i) the issuance of Shares upon conversion of the Notes or exercise of the Warrants or the issuance of the Notes and the Warrants;

          (ii) the issuance of the Company's Common Stock to officers, employees, directors and consultants of the Company or any Subsidiary, or the grant to or exercise by any such persons of options to purchase Common Stock of the Company, all (x) as part of incentive compensation for such persons and (y) pursuant to the Company's stock option plans described on the Disclosure Schedule or other incentive plans, in each case adopted by the Company's Board of Directors, with approval by a majority of the Company's independent directors, and approved by the Company's stockholders; or

          (iii) the issuance of the Company's Common Stock upon exercise of the warrants and underwriters' warrants to purchase Common Stock described in
     Section 4.2 hereof or on the Disclosure Schedule.

          (f)   Accountant's Certification.  Whenever the current conversion
                --------------------------
price is adjusted as provided in this Section 6.4, the Company will promptly obtain a certificate of a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) setting forth the current conversion price as so adjusted, the computation of such adjustment and a brief statement of the facts accounting for such adjustment, and will mail to the holders of the Notes a copy of such certificate from such firm of independent public accountants.

          (g)   Determination of Market Price.  For the purpose of any
                -----------------------------
computation under this Agreement, the current "Market Price" per share of the
                                               ------------
Company's Common Stock on any
date shall be deemed to be the average of the daily closing prices for the thirty (30) consecutive trading dates commencing forty five (45) trading days before such date. The closing price for each day shall be the last reported sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Company's Common Stock is listed or admitted to trading or the Nasdaq National Market, or if the Company's Common Stock is not listed or admitted to trading on any national securities exchange or the Nasdaq National Market, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers Inc., Automated Quotation System, or comparable system. If the closing price cannot be so determined, then the closing price shall be determined (x) by the written agreement of the Company and the holders of Notes representing a majority of the Shares then obtainable from the conversion of outstanding Notes, or (y) in the event that no such agreement is reached within twenty (20) days after the event giving rise to the need to determine the closing price, by the agreement of two arbitrators, one of whom shall be selected by the Company and the other of whom shall be selected by the Majority Noteholders.

          (h) Antidilution Adjustments under Other Securities.  Without limiting
              -----------------------------------------------
any other rights available hereunder to the holders of Notes, if there is an antidilution adjustment (x) under any security which is convertible into Common Stock of the Company issued after the date hereof (except for the Notes and the Warrants or securities described in Section 6.4(e)) or (y) under any right, option or warrant to purchase Common Stock of the Company whether issued after the date hereof which (in the case of clause (x) or (y)) results in a reduction in the exercise or purchase price with respect to such security, right, option or warrant or results in an increase in the number of shares obtainable under such security, right, option or warrant, then an adjustment shall be made under this Section 6.4(h) to the current conversion price hereunder. Any such adjustment under this Section 6.4(h) shall be whichever of the following results in a lower current conversion price: (A) a reduction in the current conversion price equal to the percentage reduction in such exercise or purchase price with respect to such security, right, option or warrant or (B) a reduction in the current conversion price which will result in the same percentage increase in the number of Shares available under this Section 6 as the percentage increase in the number of shares available under such security, right, option or warrant. Any such adjustment under this Section 6.4(h) shall only be made if it would result in a lower current conversion price than that which would be determined pursuant to any other antidilution adjustment otherwise required under this
Section 6 as a result of the event or circumstance which triggered the adjustment to the security, right, option or warrant described in clause (x) or
(y) above (and if any such adjustment is so made under this Section 6.4(h), then such other antidilution adjustment otherwise required under this Section 6 shall not be made as a result of such event or circumstance).

          (i) Other Adjustments.  In case any event shall occur as to which any
              -----------------
of the provisions of this Section 6.4 are not strictly applicable but the failure to make any adjustment would not fairly protect the conversion rights represented by the Notes in accordance with the essential intent and principles of this Section 6.4, then, in each such case, the Company shall appoint a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 6.4, necessary to preserve, without dilution, the conversion rights represented by the Notes. Upon receipt of such opinion, the Company will promptly mail copies thereof to the holders of the Notes and shall make the adjustments described therein.

          (j)  Meaning of "Issuance".  References in this Agreement to
               ---------------------
"issuances" of stock by the Company include issuances by the Company of previously unissued shares and issuances or other transfers by the Company of treasury stock.

          6.5. Company's Consolidation or Merger.  Without limiting Section 9
               ---------------------------------
hereof, if the Company shall at any time consolidate with or merge with or into another Person or the Company shall sell, transfer or lease all or substantially all of its assets, or the Company shall change its Common Stock into property or other securities, then, in any such case, the holder of a Note shall thereupon (and thereafter) be entitled to receive, upon the conversion of such Note, in whole or in part, the securities or other property to which (and upon the same terms and with the same rights as) a holder of the number of Shares deliverable upon conversion of such Note would have been entitled if such conversion had occurred immediately prior to such consolidation or merger, such sale of assets or such change (with any record date requirement being deemed to have been satisfied), and such conversion rights shall thereafter continue to be subject to further adjustments under Section 6.4 hereof. The Company shall take such steps in connection with such consolidation or merger, such sale of assets or such change as may be necessary to assure such holder that the provisions of the Notes and the Purchase Agreement (including, without limitation, Section 17 hereof) shall thereafter be applicable in relation to any securities or property thereafter deliverable upon the conversion of the Notes, including, but not limited to, obtaining a written obligation to supply such securities or property upon such conversion and to be so bound by the Notes.

          6.6. Notice to Holders of Notes.  In case at any time
               --------------------------

          (a) the Company shall take any action which would require an adjustment in the current conversion price pursuant to Section 6.4;

          (b) there shall be any reorganization, reclassification or change of the Company's Common Stock (other than a change in par value or from par value to no par value or from no par value to par value), or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or any sale, transfer or lease of all or substantially all of the assets of the Company; or

          (c) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, in any one or more of such cases, the Company shall give written notice to the holders of the Notes, not less than twenty (20) days before any record date or other date set for definitive action, of the date on which such action, distribution, reorganization, reclassification, change, sale, transfer, lease, consolidation, merger, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of any such action (to the extent such effect may be known at the date of such notice) on the current conversion price and the kind and amount of the shares and other securities and property deliverable upon conversion of the Notes. Such notice shall also specify any date as of which the holders of the Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon any such reorganization, reclassification, change, sale, transfer, lease, consolidation, merger, dissolution, liquidation or winding-up, as the case may be.

SECTION 7.  PREPAYMENTS AND REPAYMENTS

            7.1. Mandatory Prepayments. The Company agrees that it shall prepay,
                 ---------------------
at a price equal to the principal amount thereof, without premium, $3,000,000 aggregate principal amount of Notes on each of April 30 and October 31, beginning April 30, 2005, to and including October 31, 2006, and shall pay in full the remaining principal amount of all Notes then outstanding on the maturity date of April 30, 2007. Upon any prepayment of the principal amount of any Notes under this Section 7.1, the Company shall also pay the holder or holders of any such Notes any accrued and unpaid interest to the date of prepayment (or repayment). If, on any such prepayment date, the aggregate principal amount of the Notes outstanding is less than the amount required to be prepaid on such date, the Company shall prepay all Notes in full. The aggregate principal amount of each prepayment of Notes pursuant to this Section 7.1 shall be allocated among all Notes at the time outstanding, in proportion, as nearly as practicable, to the respective unpaid principal amounts of such Notes. The Company's obligation to prepay the Notes under this Section 7.1 in the amounts required by this Section 7.1 shall be fixed until there is no longer any remaining aggregate principal amount of outstanding Notes, and the Company shall not receive any credit or offset with respect to such obligation as a result of any prepayment under Section 7.2, hereof or as a result of any partial conversion under Section 6 hereof (so that any such prepayments under Section
7.2 or any such partial conversions are applied to the principal amount of Notes in inverse order of maturity). The Company shall give the holders of Notes written notice of each scheduled prepayment under this Section 7.1(a) at least thirty (30) and not more than sixty (60) days prior to the scheduled prepayment date for such prepayment.

            7.2. Optional Prepayments.
                 --------------------

            (a) Subject to the other provisions of this Section 7.2, (i) at any time on or after April 30, 2000, the Company may prepay all or part of the principal amount of outstanding Notes at a price equal to (1) the aggregate principal amount of the Notes to be prepaid, plus (2) all accrued and unpaid interest on the principal amount of the Notes to be prepaid, plus (3) a premium (the "Prepayment Premium") equal to the following applicable percentage
              ------------------
of the principal amount being prepaid (based upon the period in which the prepayment is made):


Period in which Prepayment is Made             Percentage
----------------------------------             -----------
April 30, 2000 through April 29, 2001               8%

April 30, 2001 through April 29, 2002               6%

April 30, 2002 through April 29, 2003               4%

April 30, 2003 through April 29, 2004               2%

On or after April 30, 2004                          0%


Notwithstanding the foregoing, no Prepayment Premium shall be payable under this
Section 7.2(a) if the closing price (determined in accordance with Section 6.4(g) hereof) of the Common Stock is at least $31.29 on each trading day for any period of thirty (30) consecutive trading days commencing on or after April 30, 2000.

          (b) The right of the Company to prepay Notes pursuant to this Section
7.2 shall be conditioned upon its giving notice of prepayment, signed by its President and Treasurer, to the holders of Notes not less than thirty (30) days and not more than sixty (60) days prior to the date upon which the prepayment is to be made specifying (i) the registered holder of each Note to be prepaid, (ii) the aggregate principal amount being prepaid, (iii) the date of such prepayment,
(iv) the accrued and unpaid interest (to but not including the date upon which the prepayment is to be made) and (v) the calculation of the Prepayment Premium with respect to such prepayment; provided, however, in order for such notice to
                                 --------
be effective and to be deemed given, it must include a statement from the Company that either no consents from any holders of any Senior Indebtedness are necessary for any such prepayment or all necessary consents have been obtained and without such statement such notice shall not be effective and shall not be deemed to be given and the Company may not prepay the Notes in accordance with such notice under this Section 7.2, and neither any such statement nor this proviso shall, in and of itself, impose any obligation or liability on any holder of Notes relative to any holder of Senior Indebtedness. Notice of prepayment under this Section 7.2 having been so given, the aggregate principal amount of the Notes so specified in such notice, all accrued and unpaid interest thereon and the Prepayment Premium on such aggregate principal amount, shall all become due and payable on the specified prepayment date.

          (c) If any prepayment under Section 7.1 or this Section 7.2 does not repay in full the aggregate principal amount of all Notes then outstanding, then the aggregate amount of such prepayment of the principal amount of Notes shall be allocated among all Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts of such Notes.

          7.3  Mandatory Repayment Upon Change of Control Event.  In the event
               ------------------------------------------------
of the occurrence of a Change of Control Event, the Company shall notify the holders of the Notes as soon as practicable and in any event within five (5) Business Days thereafter, and the holders of the Notes shall thereafter for a period of sixty (60) days have the right to demand repayment of all or part of the Notes by the Company at a price equal to the principal amount thereof plus accrued interest to date of payment. Payment by the Company shall occur not later than ten (10) days after receipt of notice demanding repayment.

          7.4 Miscellaneous.
              -------------

          (a) Nothing in this Section 7 shall in any way limit or affect the rights or remedies of a holder of Notes, or the covenants and obligations of the Company, whether under Section 8, 9 or 14 or any other provision of this Agreement.

          (b) If any prepayment (or repayment) date under this Section 7 is not a Business Day, such prepayment (or repayment) shall be made on the next succeeding Business Day.

          (c) Neither the Company nor any Subsidiary shall repurchase any outstanding Notes unless the Company either (i) offers to purchase all then outstanding Notes or (ii) offers to purchase Notes from the holders in proportion to the respective unpaid principal amount of Notes held by each holder. In any such repurchase by the Company, if all Notes are not being repurchased, then the amount of Notes to be repurchased shall be allocated among all Notes held by holders which accept the Company's repurchase offer so that the Notes are repurchased from such holders in proportion to the respective unpaid principal amount of Notes held by each such holder which accepts the Company's offer (or in such other proportion as agreed by all such holders who accept the Company's offer). Nothing in this Section 7.4(c) shall (i) obligate a holder of Notes to accept the Company's repurchase offer or (ii) prevent the Company from prepaying Notes in accordance with the terms of (and this Section 7.4(c) shall not apply to) Section 7.1 or Section 7.2 of this Purchase Agreement.

SECTION 8. AFFIRMATIVE COVENANTS

     The Company covenants and agrees as follows:

          8.1  Use of Proceeds.  The Company will use the net proceeds realized
               ---------------
from the sale of the Notes and the Warrants (i) to facilitate growth through acquisition, including the acquisition of existing and build-to-suit wireless, broadcasting, paging, ESMR and other towers and the acquisition of infrastructure building and services companies related to the Company's core business; and (ii) for general corporate purposes. No portion of such proceeds will be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying, within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time, any "margin stock" as defined in said Regulation U, as amended from time to time, or for the purpose of purchasing, carrying or trading in securities within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time, or for the purpose of reducing or retiring any indebtedness which both (i) was originally incurred to purchase any such margin stock or other securities and (ii) was directly or indirectly secured by such margin stock or other securities. None of the assets of the Company or any Subsidiary includes any such "margin stock," and neither the Company nor any Subsidiary has any present intention of acquiring any such "margin stock."

          8.2 Financial Information.
              ---------------------

          (a) The Company will maintain, and cause each Subsidiary to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with generally accepted accounting principles consistently applied.

          (b) The Company will deliver the following to each holder of a Note, Warrant or Shares:

          (i)  as soon as practicable and in any event within one hundred twenty
     (120) days after the close of each fiscal year of the Company, (x) a Consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, (y) Consolidated statements of income and Consolidated statements of changes in shareholders' equity and cash flows for the Company and its Subsidiaries for such fiscal year (all in reasonable detail) and, in the case of Consolidated financial statements, comparative figures for the immediately preceding fiscal year, all such balance sheets and statements to be in reasonable detail and certified (without qualification as to the scope or manner of the audit) by Moss Adams LLP or other independent public accountants of recognized national standing selected by the Company and (z) in reasonable detail, management's discussion and analysis of the results of operations and the financial condition of the Company and its Subsidiaries as of the end of the year covered by the financial statements;

          (ii) as soon as practicable, and in any event within forty-five (45) days after the close of each of the first three (3) fiscal quarters of the Company, (x) the internally prepared Consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter, (y) Consolidated statements of income of changes in shareholders' equity and of cash flows of the Company and its Subsidiaries for such fiscal quarter and for the portion of the fiscal year then ended (all in reasonable detail) and comparative figures for the same period in the preceding fiscal year and (z) in reasonable detail, management's discussion and analysis of the results of operations and the financial condition of the Company and its Subsidiaries as of the end of the period covered by the financial statements;

          (iii) as soon as practicable, copies of any annual, special or interim audit reports or management or comment letters with respect to the Company or its Subsidiaries or their operations submitted to the Company by independent public accountants;

          (iv) soon as practicable, copies (x) of all financial statements, proxy material or reports sent to the Company's or any Subsidiary's stockholders, (y) of any public or press releases and (z) of all reports or registration statements filed with the Commission pursuant to the Securities Act or the Securities Exchange Act;

          (v) as soon as practicable and without duplication of any of the above items, any other materials furnished to holders of Senior Indebtedness (including without limitation any compliance certificates furnished in respect of such Senior Indebtedness); and

          (vi) as soon as practicable, such other information, as may reasonably be requested by a holder of Notes, regarding the assets, properties, liabilities, business, affairs, results of operations or condition (financial or otherwise) of the Company or any Subsidiary.

All such financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied (except for any change in accounting principles specified in the accompanying certificate and except that any interim financial statements may omit notes and may be subject to normal year-end adjustments).

          (c) Without limiting any other provisions of this Section 8.2, the Company agrees that, if requested in writing by any holder of Notes, Warrants or Shares, it will not deliver to such holder (until otherwise instructed by such holder) (x) any non-public information or non-public materials regarding the Company or any Subsidiary (whether such information or materials is described in this Section 8.2 or otherwise) and (y) any information (whether or not included in clause (x)) which such holder specifies that it does not want to receive.

          8.3  Compliance Certificates.  All financial statements delivered
               -----------------------
pursuant to Section 8.2(b)(i) or (ii) shall be accompanied by a certificate of the chief financial officer or the chief executive officer of the Company stating that to the knowledge of the signer no Event of Default or Potential Default exists, or, if any such Event of Default or Potential Default shall exist, the nature and period of existence thereof. Each certificate of the chief financial officer or the chief executive officer shall in addition state, if there exists an Event of Default or a Potential Default, what the Company proposes to do with respect thereto. Each certificate of the chief financial officer or the chief executive officer accompanying financial statements delivered pursuant to this Section 8.3 shall in addition set forth in reasonable detail the computations necessary to establish compliance with Sections 9.1, 9.3 and 9.5 hereof.

          8.4  Communication with Accountants.  The Company (on behalf of itself
               ------------------------------
and each of its Subsidiaries) hereby authorizes the Purchaser to communicate directly with the independent certified public accountants for the Company or any Subsidiary and authorizes such accountants to disclose to the Purchaser any and all financial statements and any other information of any kind that they may have with respect to the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary; provided that the Purchaser shall inform the Company
                           --------
in advance of any such communications by the Purchaser with such accountants and shall give the Company a reasonable opportunity to participate in any conversations between such accountants and the Purchaser and provided that such communication is not more than once a year. The Company shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 8.4.

          8.5  Inspection.  At the request of one or more holders of at least
               ----------
$5,000,000 of Notes (not more than once in any calendar year unless a Potential Default or Event of Default exists), the Company will permit such holder (or holders) and any authorized representative of such holder (or holders) to visit and inspect any of the properties of the Company and its Subsidiaries, to examine their respective books and records and to discuss with their officers their books and records and the assets, properties, liabilities, business, affairs, results of operations or condition (financial or otherwise) of the Company or any Subsidiary, all at such reasonable times and as often as may be reasonably requested.

          8.6  Maintenance of Existence, Properties and Franchises; Compliance
               ---------------------------------------------------------------
with Law; Taxes; Insurance.  The Company will, and will cause each Subsidiary
--------------------------
to:

          (a) maintain their respective corporate existence, rights and other franchises in full force and effect; provided that the Company may terminate the
                                     --------
corporate existence of any Subsidiary, or permit the termination or abandonment of rights or other franchises, if in the opinion of the Company it is no longer in the Company's best interests to maintain such existence, rights or other franchises and such termination or abandonment will not be prejudicial in any material respect to the holders of the Notes;

          (b) maintain their respective tangible assets in good repair, working order and condition so far as reasonably necessary or advantageous to the proper carrying on of their respective businesses;

          (c) comply in all material respects with all applicable laws and with all applicable orders, rules, rulings, certificates, licenses, regulations, demands, judgments, writs, injunctions and decrees, the noncompliance with which could reasonably be expected to have a Material Adverse Effect;

          (d) pay promptly when due all taxes, fees, assessments and other governmental charges imposed upon their respective properties, assets or income and all claims or indebtedness

(including, without limitation, materialmen's, vendor's, workmen's and like claims) which might become a Lien upon such properties or assets; provided that
                                                                  --------
payment of any such tax, fee, assessment, charge, claim or indebtedness shall not be necessary so long as it is being contested on good faith by appropriate proceedings and failure to make such payment will not have a material adverse effect on the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis; and

          (e) keep insured, by financially sound and reputable insurers, all their respective properties of a character customarily insured by entities similarly situated, against loss or damage of the kinds and in amounts customarily insured against by such entities and with such deductibles or coinsurance as is customary.

          8.7  Office for Payment, Exchange and Registration.  So long as any of
               ---------------------------------------------
the Notes is outstanding, the Company will maintain an office or agency where Notes may be presented for payment, exchange, conversion or registration of transfer as provided in this Agreement. Such office or agency initially shall be the office of the Company set forth in Section 20 hereof, which place may from time to time be changed by notice to the holders of all Notes then outstanding.

          8.8  Notices.  The Company will give notice to all holders of Notes
               -------
promptly after an executive officer, the treasurer or chief accounting officer of the Company learns (other than by notice from all of such holders) of the existence of any of the following:

          (a) any Event of Default or any Potential Default;

          (b) any default under any other Indebtedness (or under any indenture, mortgage or other agreement relating to any Indebtedness) in excess of $1,000,000 in respect of which the Company or any Subsidiary is liable;

          (c) any action or proceeding which has been commenced or threatened against the Company or any of its Subsidiaries and which, if adversely determined, could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the assets, properties, liabilities, business, affairs, results of operations or condition (financial or otherwise) of the Company on a consolidated basis or the ability of the Company to perform its obligations under the Purchase Agreement or the Notes;

          (d) any dispute which may exist between the Company or any of its Subsidiaries and any governmental regulatory body which could reasonably be expected to, individually or in the aggregate, materially adversely affect the normal business operations of the Company or any of its Subsidiaries or the assets, properties, liabilities, business, affairs, results of operations or condition (financial or otherwise) of the Company on a consolidated basis or the ability of the Company to perform its obligations under the Purchase Agreement or the Notes; and

          (e) any (i) "reportable event" (as such term is defined in Section 4043(b) of ERISA), (ii) "complete withdrawal" or "partial withdrawal" (within the meaning of Sections 4203 and 4205 of ERISA) from a multi-employer plan (as defined in Section 3(37) of ERISA) or (iii) "prohibited transaction" (as such term is defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended) in connection with any employee benefit pension plan (as defined in Section 3(2) of ERISA), maintained or contributed to (or required to be maintained or contributed to) by the Company, any Subsidiary of the Company or any other Person treated with the Company as a single employer pursuant to Section 414(b), (c), (m) or (o) of the Code (including, without limitation, any multi-employer plan), or any trust created thereunder, which in the case of clause (i), (ii) or (iii) may, either individually or in the aggregate, result in a liability which would materially adversely affect the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis or the ability of the Company to perform its obligations under the Purchase Agreement or the Notes.

Such notice (i) with respect to (a) or (b), shall specify the nature and period of existence of any such Potential Default, Event of Default or other default and what the Company proposes to do with respect thereto and (ii) with respect to (c), (d) or (e), shall specify the nature of any such matter referred to in such clause, what action the Company or any Subsidiary proposes to take with respect thereto and what action any other relevant Person is taking or proposes to take with respect thereto.

          8.9  Payment of Dividends by Subsidiaries.  The Company will cause its
               ------------------------------------
Subsidiaries to pay dividends or make other distributions or advances to the Company, to the extent of funds legally available therefor and to the extent permitted by the Revolving Credit Facility, in sufficient amounts and at sufficient times to enable the Company to have sufficient earnings and funds to pay on a timely basis all amounts due with respect to Senior Indebtedness and the Notes and any other amounts due under this Agreement.

          8.10 Board Representation. Upon written request, the Majority
               --------------------
Noteholders shall have the right to nominate a person for election to the Company's Board, and the Company will use its best efforts to facilitate the election to the Company's Board of such person.

          8.11 Environmental Matters.
               ---------------------

          (a) The Company and each Subsidiary shall keep any property either owned or occupied by the Company or any Subsidiary free and clear of any Liens imposed for failure to comply with any environmental laws, regulations or ordinances (each, an "Environmental Lien"), and the Company and each Subsidiary,
                      ------------------
as the case may be, shall keep all such property in material compliance with all environmental laws, regulations and ordinances; provided, however, the Company
                                                --------  -------
or any Subsidiary shall have the right at its cost and expense, and acting in good faith, to contest, object or appeal by appropriate legal proceeding the validity of any Environmental Lien.

          (b) The Company will defend, indemnify and hold harmless each current, former and future holder of Notes, its employees, officers, directors, stockholders, partners, agents, representatives and assigns, from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits and claims, joint or several, and any costs, disbursements and expenses (including reasonable attorneys' fees and expenses and reasonable costs of investigation) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to (i) the presence, disposal, release, removal, discharge, storage or transportation of any Hazardous Material upon, into, from or affecting any real property (including improvements) owned or occupied (or formerly owned or occupied) by the Company or any Subsidiary; and (ii) any judicial or administrative action, suit or proceeding, actual or threatened, relating to Hazardous Material upon, in, from or affecting any real property (including improvements) owned or occupied (or formerly owned or occupied) by the Company or any Subsidiary; and (iii) any violation of any environmental law, regulation or ordinance by the Company or any Subsidiary or any of their agents, tenants, subtenants or invitees; and (iv) the imposition of any Environmental Lien for the recovery of costs expended in the investigation, study or remediation of any environmental liability of (or asserted against) the Company or any Subsidiary. This Section 8.11(b) and Section 8.11(c) below shall survive any payment, conversion or transfer of Notes and any termination of this Agreement.

          (c) To the extent that the Company or any Subsidiary is strictly liable without regard to fault under any environmental law, regulation or ordinance, the Company's obligation to the holders of Notes under any of the indemnification provisions of this Purchase Agreement shall likewise be strict without regard to fault with respect to the violation of any environmental law, regulation or ordinance which results in any liability to any of the indemnified persons referred to in Section 8.11(b) above.

          8.12 Reservation of Shares.  The Company shall at all times keep
               ---------------------
reserved, free from preemptive rights, out of its authorized Common Stock a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the conversion rights provided in Section 6 hereof and the exercise rights provided in the Warrants.

          8.13 Listing of Shares.  If any shares of the Company's Common Stock
               -----------------
are listed on any national securities exchange, then the Company will take such action as may be necessary, from time to time, to obtain approval for the listing of all outstanding Shares on such exchange.

          8.14 Securities Exchange Act Registration.
               ------------------------------------

          (a) The Company will maintain effective a registration statement (containing such information and documents as the Commission shall specify and otherwise complying with the Securities Exchange Act), under Section 12(b) or
Section 12(g), whichever is applicable, of the Securities Exchange Act, with respect to the Common Stock of the Company, and the Company will file on time such information, documents and reports as the Commission may require or prescribe for companies whose stock has been registered pursuant to such Section 12(b) or Section 12(g), whichever is applicable.

          (b) The Company will, upon the request of any holder of Notes, Warrants or Shares, make whatever other filings with the Commission, or otherwise make generally available to the public such financial and other information, as any such holder may deem reasonably necessary or desirable in order to enable such holder to be permitted to sell Shares pursuant to the provisions of Rule 144.

          8.15 Delivery of Information for Rule 144A Transactions.  If a holder
               --------------------------------------------------
of Notes, Warrants or Shares proposes to transfer any such Notes, Warrants or Shares pursuant to Rule 144A under the Securities Act (as in effect from time to time), the Company agrees to provide (upon the request of such holder or the prospective transferee) to such holder and (if requested) to the prospective transferee any financial or other information concerning the Company and its Subsidiaries which is required to be delivered to any transferee of such Notes, Warrants or Shares pursuant to such Rule 144A.

 SECTION 9. NEGATIVE COVENANTS

     The Company further covenants and agrees as follows:

          9.1  Net Worth.  The Company will not permit its Consolidated Net
               ---------
Worth at any time to be less than the sum of (i) $10,000,000 and (ii) the Available Fund.

          9.2  Restricted Payments.  Neither the Company nor any Subsidiary will
               -------------------
declare or make or permit to be declared or made any Restricted Payment;

provided, however, that the Company may repurchase shares of its Common Stock
--------  -------
(or repurchase options to purchase shares of its Common Stock) or pay (or repurchase) stock appreciation rights granted by the Company, as long as each of the following three conditions is satisfied: (i) such shares, options or stock appreciation rights are outstanding under, and such repurchase or payment is made pursuant to, the Company's incentive plans approved by its Board of Directors with the concurrence of a majority of the Company's independent directors, (ii) when such repurchase or payment is made there exists no Event of Default or Potential Default, both immediately before and immediately after giving effect to such Investment and
(iii) such repurchase or payment is permitted under the terms of any Senior Indebtedness (and under any agreement under which any Senior Indebtedness is outstanding).

          9.3 Sale of Substantial Portion of Assets; Subsidiaries.
              ---------------------------------------------------

          (a) Neither the Company nor any Subsidiary will sell, transfer, lease or otherwise dispose of any assets to any Person (other than to the Company or to a wholly-owned Subsidiary, other than leases of towers to operators and users in the ordinary course of business, and other than assets consisting of inventory being disposed of in the ordinary course of business and other than assets which are, contemporaneously with such disposition (or within one hundred eighty (180) days thereafter), being replaced with other substantially similar (or improved) assets which are used by the Company or any Subsidiary for substantially the same purpose as the assets being replaced) to the extent the aggregate assets so sold, transferred, leased or disposed of during the twelve
(12) month period ending on such sale, transfer, lease or disposition (i) had an aggregate book value of fifteen percent (15%) or more of the consolidated total assets of the Company and its Subsidiaries at the end of the most recent fiscal quarter preceding such sale, transfer, lease or disposition or (ii) accounted for fifteen percent (15%) or more of the consolidated revenues of the Company and its Subsidiaries as shown on the consolidated income statement of the Company for the most recent fiscal quarter or the then preceding fiscal year;

          (b) Neither the Company nor any Subsidiary will sell, transfer or otherwise dispose of any capital stock of any Subsidiary, except to the Company or to another Subsidiary; provided, however, that this Section 9.3(b) shall not
                          --------  -------
prevent the Company or a Subsidiary from selling, transferring or otherwise disposing of the capital stock of a Subsidiary if such sale, transfer or other disposition does not violate Section 9.3(a) hereof.

          (c) The Company will not create or permit the creation of any Lien on any shares of the stock of any Subsidiary except Liens to secure amounts due under the Revolving Credit Facility.

          9.4  Permitted Indebtedness.  Neither the Company nor any Subsidiary
               ----------------------
will create, incur or assume any Indebtedness other than:

          (a) Indebtedness represented by or incurred under the Notes and the Purchase Agreement and the Revolving Credit Facility;

          (b) Indebtedness incurred to prepay or repay in full the remaining outstanding principal amount of Notes and all other amounts due thereon or under the Purchase Agreement;

          (c) Indebtedness existing on the Closing Date and identified on the Disclosure Schedule;

          (d) Indebtedness incurred solely as an extension, renewal, refinancing or replacement of Indebtedness of the Company or of its Subsidiaries under clause (iii) above (but excluding any Indebtedness under clause (iii) above to the extent such Indebtedness is repaid with the proceeds from the sale of the Notes and Warrants), provided that any such extension, renewal or refinancing
(A) shall be on terms which on balance are substantially as favorable to the Company (or the relevant Subsidiary) as the terms of such existing Indebtedness (other than changes in the amount of the interest rate and other than the imposition of additional Liens permitted by Section 9.10(f) hereof) and (B) shall not be in a greater principal amount or have a shorter average life or earlier maturity than such existing Indebtedness;

          (e) Indebtedness in an aggregate principal amount outstanding not exceeding $20,000,000 incurred solely to finance the purchase price of additional towers and related facilities and equipment;

          (f) Interest Rate Protection Agreements required by the Revolving Credit Facility or incurred for hedging purposes in the ordinary course of business; and

          (g) Additional Indebtedness in an amount which , together with sale and leaseback obligations permitted under Section 9.11, does not exceed $2,000,000.

          9.5 Certain Ratios.
              --------------

          (a) Funded Debt Ratio.  The Company will not permit the ratio as of
              -----------------
the end of any fiscal quarter (measured on a trailing four quarter basis) of the Company of (i) Consolidated Total Debt to (ii) Consolidated Adjusted EBITDA, to be more than the amount set forth in the table below for the period indicated:


Period Ending                             Ratio
-------------                             -----
Prior to May 31, 2000                  7.00 to 1.00

June 1, 2000 through May 31, 2001      6.50 to 1.00

June 1, 2001 and thereafter            6.00 to 1.00

          (b) Interest Expense Ratio.  The Company will not permit the ratio
              ----------------------
as of the end of any fiscal quarter (measured on a trailing four quarter basis) of the Company of (i) Consolidated Adjusted EBITDA to (ii) Consolidated Interest Expense, to be less than 1.50 to 1.00.

          (c) Fixed Coverage Ratio.  Commencing May 31, 2001, the Company will
              --------------------
not permit the ratio as of the end of any fiscal quarter (measured on a trailing four quarter basis) of the Company of (i) Consolidated EBITDA to (ii) Consolidated Fixed Charges, to be less than 1.00 to 1.00.

          9.6  No Change in Business.  Neither the Company nor any of its
               ---------------------
Subsidiaries will change substantially the character of its business as conducted on the Closing Date as represented in Section 4.4 hereof and described in the Disclosure Material.

           9.7 Consolidation or  Merger.  The Company will not consolidate with
               ------------------------
or merge with or into any other Person, unless:

          (a) at the time of effectiveness of the transaction no Event of Default or Potential Default has occurred and is continuing and immediately after the effectiveness of the transaction no Event of Default or Potential Default will exist;

          (b) the surviving Person is a corporation organized under the laws of a state of the United States; and

          (c) if such surviving Person is a corporation other than the Company, all liabilities and obligations of the Company under the Purchase Agreement, the Notes and the Warrants shall remain in effect and shall have been expressly assumed by such surviving Person (pursuant to a document in form and substance reasonably satisfactory to the Purchaser and its counsel) as if such surviving Person were the "Company" hereunder and thereunder.

If the Company is party to a merger as a result of which a Change of Control Event occurs, the holders of Notes shall have the right to require the Company to repay the Notes as provided in Section 7.3 hereof

          9.8  HSR Act.  When and if requested to do so by any holder of the
               -------
Notes, the Company will (i) promptly furnish to such holder information as may be requested to allow such holder to comply with the HSR Act and (ii) make any filing that may be required of the Company under the HSR Act.

          9.9  Transactions with Affiliates.  The Company will not, and will not
               ----------------------------
permit any Subsidiary to, directly or indirectly, enter into any transaction or agreement (including, without limitation, the purchase, sale, distribution, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company or of any Subsidiary, other than a wholly-owned Subsidiary of the Company, unless such transaction, agreement or general arrangement (a) is approved by the Board with the concurrence of a majority of the independent directors and (b) is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those which might be obtained at the time of such transaction from a Person who is not such an Affiliate; provided, however, that this Section 9.9 shall not limit, or be
           --------  -------
applicable to, (i) employment arrangements with (and general salary and benefit compensation for) any individual who is an employee of the Company or any Subsidiary if such arrangements are approved by the Board and (ii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company.

          9.10 Liens, Etc.  The Company will not create or suffer to exist, or
               ----------
permit any of its Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of its assets, properties or income, other than the following:

          (a) Liens securing amounts payable under the Revolving Credit
Facility;

          (b) purchase money liens or purchase money security interests upon or in any property acquired or held by the Company or any Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred and used solely for the purpose of financing the acquisition of such property, provided that the principal amount of Indebtedness
                              --------
secured by each such lien or interest in each item of property shall not exceed the cost of the item subject thereto and that any such lien or interest shall not apply to any other property, assets or income of the Company or any Subsidiary;

          (c) Liens existing on such property at the time of its acquisition by the Company or a Subsidiary (other than any such Lien created in contemplation of such acquisition);

          (d) Liens on real property of the Company or a Subsidiary which Liens are incurred to finance the acquisition of, or construction on, such real property and which real property is part of the office, building or plant facilities of the Company or its Subsidiaries, including surrounding real property, provided that any such real property referred to in this clause (iii) is acquired or developed in the ordinary course of the business of the Company or its Subsidiaries and not for purposes of investment;

          (e) Liens existing on the date hereof and described on the Disclosure Schedule;

          (f) Liens incurred pursuant to the refinancing of obligations secured by Liens permitted by clauses (b) through (e) above, provided that such Liens shall secure new obligations not in excess of the outstanding principal amount of such obligations being refinanced and that such Liens shall encumber only such portions of the property, assets and income of the Company or any Subsidiaries as were previously encumbered by Liens securing such obligations being refinanced (except that in the refinancing or renewal of Senior Indebtedness from banks the Company or a Subsidiary may grant Liens on additional property or assets); and

          (g)  Permitted Liens.

          9.11 Sales and Lease-Backs.  The Company will not and will not permit
               ---------------------
any Subsidiary to directly or indirectly become or remain liable as lessee or as guarantor or other surety with respect to any lease of any property whether real or personal or mixed or whether now owned or hereafter acquired which the Company or any Subsidiary has sold or transferred or intends to sell or transfer to any other Person except to the extent additional Indebtedness could be incurred under Section 9.4(g).

          9.12 No Restrictions on Dividends.  Neither the Company nor any
               ----------------------------
Subsidiary will create (or permit to exist) any consensual restrictions (whether by agreement or otherwise) that may affect or limit the ability of any Subsidiary to pay dividends or to make other distributions of any or all of its assets to the Company or to any Subsidiary except the Revolving Credit Facility.

          9.13 Private Placement Status.  Neither the Company nor any agent nor
               ------------------------
other Person acting on the Company's behalf will do or cause to be done (or will omit to do or to cause to be done) any act which act (or which omission) would result in bringing the issuance or sale of the Notes or Shares within the provisions of Section 5 of the Securities Act (other than in accordance with a registration and qualification of Shares under Section 17 hereof).

          9.14 No Dilution or Impairment; No Changes in Capital Stock.  The
               ------------------------------------------------------
Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Purchase Agreement, the Notes or the Warrants. The Company will at all times in good faith assist in the carrying out of all such terms, and in the taking of all such action, as may be necessary or appropriate in order to protect the rights of the holders of Notes and Warrants (as such rights are set forth in the Notes, the Warrants and the Purchase Agreement, including without limitation Section 6 of the Purchase Agreement) against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not permit the par value or the determined or stated value of any shares of Common Stock receivable upon the conversion of the Notes or exercise of the Warrants to exceed the amount payable therefor upon such conversion or exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of the Company's Common Stock free from all taxes, Liens and charges with respect to the issue thereof, upon the conversion of the Notes from time to time outstanding, (c) will not take any action which results in any adjustment of the current conversion price under the Purchase Agreement or exercise price under the Warrants if the total number of shares of the Company's Common Stock (or other securities), issuable after the action upon the conversion of all of the then outstanding Notes and exercise of all of the then outstanding Warrants would exceed the total number of shares of Common Stock (or other securities) then authorized by the Company's certificate of incorporation and available for the purpose of issuance upon such conversion and exercise and (d) will not have any authorized Common Stock (and will not issue any Common Stock) other than its existing authorized Common Stock, except that the Company may increase the number of such authorized shares of its Common Stock as long as such additional shares have the same terms as those shares authorized as of the date hereof.

SECTION 10. SUBORDINATION

          10.1 Agreement to Be Bound.  All Notes shall, to the extent and in the
               ---------------------
manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness. Each holder of a Note, whether upon original issue or upon transfer or assignment thereof, by its acceptance thereof agrees that the Notes shall be subject to the provisions contained in this Section 10. The subordination provisions of this Section 10 shall be for the benefit of the holders of the Senior Indebtedness, may be enforced directly by such holders and may not be amended without the consent of such holders.

          10.2 Priority of Senior Indebtedness.
               -------------------------------

          (a) Upon the acceleration of the maturity of any Senior Indebtedness, all amounts due or to become due in connection therewith shall first be paid in full in cash before any payment is made by the Company (or any assets are applied voluntarily or involuntarily, other than through conversion under
Section 6 hereof) on account of principal of, premium, if any, or interest on, or otherwise in connection with the Notes (except pursuant to Section 18(b) hereof); provided that this sentence shall no longer be applicable if such
         --------
acceleration is rescinded or annulled or such Senior Indebtedness is no longer outstanding.

          (b) No payment on account of principal of, premium, if any, or interest on, or otherwise in connection with the Notes (except pursuant to
Section 18(b) hereof), shall be made, and no assets shall be applied to the purchase or other acquisition or retirement of the Notes (other than pursuant to
Section 6 hereof), for so long as there exists an event of default involving failure to pay when due any Senior Indebtedness or for a period (the "Payment
                                                                      -------
Blockage Period") of up to one hundred eighty (180) days after both of the
---------------
following have occurred: (A) there exists and is continuing an event of default on any Senior Indebtedness and (B) written notice of such event of default shall have been given (by the Company or by holders of such Senior Indebtedness) to the holders of Notes, stating that this Section 10.2(b) is therefore applicable; provided that any Payment Blockage Period arising as a result of this Section
--------
10.2 shall terminate immediately upon the waiver or cure of such event of default or if such Senior Indebtedness is no longer outstanding; provided,
                                                                 --------
further, that in any three hundred sixty (360) consecutive day period the
-------
aggregate number of days in all Payment Blockage Periods shall not exceed one hundred eighty (180) days; provided, further, that no event of default on Senior
                           --------  -------
Indebtedness resulting in a Payment Blockage Period may constitute the basis for a subsequent Payment Blockage Period unless the event of default has been cured or waived for a period of at least ninety (90) days. As used in this paragraph, an "event of default" is an event of default (x) as defined in any Senior Indebtedness or in the instrument under which the same is outstanding and

(y) which would permit the acceleration of such Senior Indebtedness prior to its maturity. Any notice to be given to holders of Notes under this Section 10.2(b) shall be deemed properly given if given using the addresses for holders of Notes provided pursuant to Section 20 hereof.

          (c) In the event that any money, property or securities is received by the holder of a Note in violation of this Section 10.2 or Section 10.3 hereof, the holder thereof shall hold the same in trust for the benefit of the holders of Senior Indebtedness, and shall deliver the same in kind to the Company.

          10.3 Liquidation; Dissolution; Bankruptcy.
               ------------------------------------

          (a) Upon any payment or distribution of assets of the Company (whether in cash, property or securities) to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, or in any bankruptcy, insolvency, receivership or similar proceeding regarding the Company, all amounts due or to become due upon all Senior Indebtedness then outstanding shall first be paid in full in cash before the holders of the Notes shall be entitled to receive any assets so paid or distributed in respect thereof (but without restricting the rights of holders under Section 6 hereof); provided that with respect to the foregoing, the
                         --------
holders of Notes may receive (and shall be entitled to retain) securities which are subordinate to (at least to the extent that the Notes are subordinate to Senior Indebtedness pursuant to the terms hereof) the payment of all Senior Indebtedness then outstanding. Upon any such dissolution or winding-up or liquidation, reorganization or other proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Notes would be entitled, except for these provisions, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution directly to the holders of Senior Indebtedness which was then outstanding (pro rata to each of such holders on the basis of the respective
             --- ----
amounts (to the extent known) of Senior Indebtedness then held by such holders or their representatives), to the extent necessary to pay all such Senior Indebtedness which was then outstanding in full in cash, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the holders of the Notes (but subject to the proviso to the preceding sentence).

          (b) Each holder of Notes by its acceptance hereof (x) irrevocably authorizes and empowers (but without imposing any obligation on) each holder of any Senior Indebtedness at the time outstanding, under (and only under) the circumstances set forth in Section 10.3(a), if the holder of Notes shall fail to do so prior to twenty (20) days before the expiration of the time to do so, to file and prove all claims of such holder for its ratable share of payments or distributions in respect of the Notes which are required to be paid or delivered to the holders of Senior Indebtedness as provided in Section 10.3(a), in the name of each such holder of the Notes or otherwise, as such holder of Senior Indebtedness may determine to be necessary or appropriate for the enforcement of the provisions of Section 10.3(a), and the holder of Notes may amend any such claims regarding the Notes before or after such twentieth (20th) day (but not in a manner inconsistent with the rights of holders of Senior Indebtedness under this Section 10 other than this Section 10.3(b)) whether such claims are filed by such holder of Notes or are filed, pursuant to this Section 10.3(b), by any holder of Senior Indebtedness; and (y) under (and only under) the circumstances set forth in Section 10.3(a), agrees to execute and deliver to each holder of Senior Indebtedness all such further instruments confirming the authorization hereinabove set forth, and all such powers of attorney, proofs of claim, assignments of claim and other instruments, and to take all such other action, as may be reasonably requested by such holder in order to enable such holder to enforce all claims upon or in respect of such Note holder's ratable share of payments or distributions in respect of the Notes. Nothing in this
Section 10.3(b), or any other provision hereof, shall give or be construed to give the holder of any Senior Indebtedness any right to vote any Note, or any related claim, or any portion of such Note or such claim, or to exercise any approval rights, whether in connection with any resolution, arrangement, plan of reorganization, compromise, settlement, election of trustees or otherwise. Holders of Senior Indebtedness shall not create any liability to any person on the part of any holders of Notes in connection with the exercise of any rights granted under this Section 10.3(b).

          10.4 No Prejudice or Impairment; Reinstatement.
               -----------------------------------------

          (a) No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired (i) by any act or failure to act on the part of the Company, including without limitation any merger or consolidation of the Company into or with any other Person, or any sale, lease or transfer of any or all of the assets of the Company to any other Person, (ii) by any act (in good faith) or failure (in good faith) to act by any such holder of Senior Indebtedness, including, without limitation, the failure by such holder to perfect a security interest in any security for the payment of Senior Indebtedness or (iii) by any noncompliance by the Company with the terms and provisions of any Note or this Purchase Agreement (but subject to clause (iv) of Section 10.7 hereof) regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the subordination hereunder, at any time or from time to time and in their absolute discretion, change the manner, place, time or other terms of payment of, or renew or alter, any Senior Indebtedness, or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any of their rights under the Senior Indebtedness, including, without limitation, waiver of default thereunder and release of any collateral securing such Senior Indebtedness, all without notice to or assent from the holders of the Notes. The absence of any notice to, or knowledge by, any holder of Notes of the existence or occurrence of any of the matters or events set forth in this paragraph (a) shall not impair or otherwise affect the rights of the holders of Senior Indebtedness against holders of Notes under the subordination provisions of this Section 10.

          (b) The provisions of this Section 10 shall continue to be effective, or be reinstated, as the case may be, if at any time any payment in respect of any Senior Indebtedness is rescinded or must otherwise be restored or returned by the holders of such Senior Indebtedness upon the occurrence of any event described in Section 10.3 hereof, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any substantial part of its property, all as though such payment had not been made.

          10.5 Subrogation.  Subject to the payment in full in cash of all
               -----------
Senior Indebtedness, the holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company made on the Senior Indebtedness until the principal of, premium, if any, and interest on (and any other amounts due with respect to) the Notes and all other amounts due under this Agreement shall be paid in full; provided that any holder of any Note shall have the right, in its sole
--------
discretion, to waive such subrogation rights without affecting such holder's rights with respect to any Note held by such holder or under this Agreement (which rights shall continue in full force and effect). For the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the holders of the Notes would be entitled except for the provisions of this Section 10 shall, as among the Company, its creditors other than the holders of Senior Indebtedness, and the holders of Notes, be deemed to be a payment by the Company to or on account of Senior Indebtedness, it being understood that these provisions in this Section 10 are, and are intended, solely for the purpose of defining the relative rights of the holders of the Notes, on the one hand, and the holders of Senior Indebtedness, on the other hand.

          10.6 Obligations Unaffected.  Nothing contained in this Section 10 is
               ----------------------
intended to or shall impair as among the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Notes, the obligation of the Company, which shall be absolute and unconditional, to pay to the holders of the Notes the principal of, premium, if any, and interest on the Notes, as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of the Notes and creditors of the Company other than the holders of Senior Indebtedness. Nothing herein shall prevent any holder of the Notes from exercising any remedies otherwise permitted by applicable law upon the occurrence of an Event of Default, subject to the rights, if any, under these provisions of the holders of Senior Indebtedness, and nothing herein shall prevent the conversion of the Notes (or any part thereof) in accordance with the Notes and the Purchase Agreement.

          10.7 Definition of Senior Indebtedness.  The term "Senior
               ---------------------------------             ------
Indebtedness" shall mean the principal of, premium, if any, and interest (including, without limitation, all interest on the Senior Indebtedness accruing after the commencement of any insolvency, liquidation or other proceeding of the type referred to in Section 10.3 hereof and any additional interest that would have accrued but for the commencement of such proceeding whether or not the claim for such interest is allowed under applicable law) on Indebtedness outstanding under the Revolving Credit Facility and related obligations thereunder in respect of letters of credit, Interest Rate Protection Agreements, indemnities, fees and expenses; the term "Senior Indebtedness" shall not include
                                          -------------------
the principal of loans or the amount of letter of credit obligations under the Revolving Credit Facility in excess of $75,000,000 except (a) to the extent that no Event of Default or Potential Default shall exist at the date of incurrence of such incremental Indebtedness or would be caused thereby or (b) such loans or amounts constitute Post-Default Advances and do not exceed in the aggregate twenty-five percent (25%) of the maximum amount of the Revolving Credit Facility without taking into account such Post-Default Advances.

          10.8 Effectiveness of Acceleration of Notes and Exercise of Remedies.
               ---------------------------------------------------------------

          (a) Until the Senior Indebtedness under the Revolving Credit Facility shall have been paid in full in cash, any declaration that all or any portion of the unpaid principal amount of the Notes shall be due and payable shall not be effective and holders of Notes shall not initiate any action to seek or enforce collection or enforcement of any Notes, including initiating or joining in the filing of a petition seeking a bankruptcy proceeding of the Company, until the earliest of (i) any insolvency, bankruptcy, receivership, assignment for the benefit of creditors, reorganization, arrangement with creditors or similar proceeding of or regarding the Company, or any dissolution, winding-up, liquidation or marshaling of the assets and liabilities of the Company shall have been commenced by or against the Company, (ii) the acceleration of the maturity of any Senior Indebtedness or any initiation of any judicial proceedings by the holders of any Senior Indebtedness to collect such Senior Indebtedness, (iii) the expiration of one hundred and eighty(180) days following occurrence of an Event of Default hereunder (provided such Event of Default is continuing) or (iv) either (x) the Company or any Subsidiary commences a liquidation of assets or (y) holders of such Senior Indebtedness seek to realize, or foreclose on, any security interest in capital stock or other assets of the Company or any Subsidiary securing such Senior Indebtedness.

          (b) Except as provided in Section 10.8(a) hereof, nothing contained in this Section 10 will limit the right of a holder of Notes to take any action to accelerate the maturity of any Note or to pursue any rights or remedies under any Note or the Purchase Agreement.

 SECTION 11.  CONDITIONS TO PURCHASER'S OBLIGATIONS

     The Purchaser's obligation to purchase the Notes and Warrants hereunder is subject to satisfaction of the following conditions at the Closing (any of which may be waived by the Purchaser):

          11.1 Commitment for Revolving Credit Facility. The commitment letter
               ----------------------------------------
dated April 9, 1998 for the Revolving Credit Facility shall be in full force and effect and the Purchaser shall have received confirmation in writing to that effect from the Company, BankBoston, N.A. and BancBoston Securities Inc.

          11.2 Accuracy of Representations and Warranties.  The representations
               ------------------------------------------
and warranties of the Company herein or in any certificate or document delivered pursuant hereto shall be correct and complete on and as of the Closing Date with the same effect as though made on and as of the Closing Date (after giving effect to the transactions contemplated by this Purchase Agreement).

          11.3 Compliance with Agreements; No Defaults.  The Company shall have
               ---------------------------------------
performed and complied in all material respects with all agreements, covenants and conditions contained in this Purchase Agreement, the Notes and the Warrants and any other document contemplated hereby or thereby which are required to be performed or complied with by the Company on or before the Closing Date. On the Closing Date (after giving effect to the transactions contemplated hereby), there shall be no Event of Default or Potential Default.

          11.4 Officers' Certificate.  The Purchaser shall have received a
               ---------------------
certificate dated the Closing Date and signed by the chief executive officer and chief financial officer of the Company, to the effect that the conditions of Sections 11.2 and 11.3 have been satisfied.

          11.5 Proceedings.  All corporate and other proceedings in connection
               -----------
with the transactions contemplated by the Purchase Agreement, the Notes and the Warrants, and all documents incident thereto, shall be in form and substance satisfactory to the Purchaser and its counsel, and the Purchaser shall have received all such originals or certified or other copies of such documents as the Purchaser or its counsel may reasonably request.

          11.6 Opinion of Counsel.   The Purchaser shall have received an
               ------------------
opinion dated the Closing Date and addressed to the Purchaser of Perkins Coie, counsel for the Company. Such opinion shall be in form and substance satisfactory to the Purchaser and to the effect set forth in Exhibit D hereto.
                                                             ---------

          11.7 Other Documents and Opinions.  The Purchaser shall have received
               ----------------------------
such other documents and opinions, in form and substance satisfactory to the Purchaser and its counsel, relating to matters incident to the transactions contemplated hereby as the Purchaser may reasonably request.

          11.8 Audited Financial Statements.  The Company shall have delivered
               ----------------------------
to the Purchaser the Company's financial statements for the fiscal year ended February 28, 1998 certified by Moss Adams LLP substantially in the form previously provided to the Purchaser.

 SECTION 12.   AMENDMENT; WAIVER; CONSENT

          (a) (i) This Purchase Agreement and the Notes may be amended (or any provision hereof or thereof waived) only with the written consent of the Majority Noteholders and (ii) the Warrants may only be amended (or any provision thereof waived) only with the written consent of the holders of a majority thereof; provided, that no such amendment or waiver shall (1) change the fixed
         --------
maturity of any Note, reduce the rate or change the time of payment of interest thereon, reduce the principal amount thereof, reduce any premium thereon, change the currency in which payments are to be made, change the conversion provisions of Section 6 hereof, change the prepayment provisions of Section 7 hereof, change the provisions of Section 15 or 18 hereof or change the registration rights under Section 17 hereof, without the consent of the holder of the Note (or of Shares issued upon conversion of the Notes in the case of a change to Section 17 or 18 hereof) so affected, (2) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such amendment or waiver, without the consent of the holders of all the Notes then outstanding, (3) increase the percentage of the amount of the Notes, the holders of which may declare the Notes to be due and payable under
Section 14 hereof, without the consent of the holders of all the Notes then outstanding or (4) amend Section 10 hereof without the consent of the holders of a majority of the Senior Indebtedness ; and provided, further, that no amendment
                                            --------  -------
to the Warrant shall (x) change the expiration date of any Warrant, change the exercise provisions of Sections 4 and 6 thereof or change the registration rights under Section 17 or 18 hereof without the consent of the holder of the Warrant (or of Shares issued upon exercise of the Warrants in the case of a change to Section 17 or 18 hereof) or (y) reduce the aforesaid percentage of Warrants the holders of which are required to consent to any such amendment or waiver without the consent of holders of such Warrants then outstanding.

          (b) The Company agrees that all holders of Notes or Shares shall be notified by the Company in advance of any proposed amendment or waiver under
Section 12(a)(i), but failure to give such notice shall not in any way affect the validity of any such amendment or waiver. In addition, promptly after obtaining the written consent of the holders herein provided, the Company shall transmit a copy of any amendment or waiver which has been adopted to all holders of Notes, Warrants or Shares then outstanding, but failure to transmit copies shall not in any way affect the validity of any such amendment or waiver.

          (c) The Company and each holder of a Note, Warrant or Share then or thereafter outstanding shall be bound by any amendment or waiver effected in accordance with the provisions of this Section 12, whether or not any such Note or Warrant shall have been marked to indicate such modification, but any Note or Warrant issued thereafter shall bear a notation as to any such modification (but the failure to bear any such notation shall not affect the validity of any such subsequently issued Note or Warrant, which shall be enforceable in accordance with its terms subject to any such modification).

          (d) Any provision of this Agreement relating to the consent, determination, decision or waiver of a holder or holders of Notes or Shares or of the Majority Noteholders, as the case may be, means such holder's or Majority Noteholders', as the case may be, consent, determination, decision or waiver, as the case may be, in such holder's or Majority Noteholders', as the case may be, sole discretion.

SECTION 13. EXCHANGE OF NOTES; ACCRUED INTEREST; CANCELLATION OF SURRENDERED NOTES; REPLACEMENT

          (a) Subject to Section 16 hereof, at any time at the request of any holder of one or more of the Notes to the Company at its office provided under
Section 8.7 hereof, the Company at its expense (except for any transfer tax or any other tax arising out of the exchange) will issue and deliver to or upon the order of the holder in exchange therefor new Notes, in such denomination or denominations as such holder may request (which must be in denominations of $100,000 or any larger multiple of $100,000, plus one Note in a lesser denomination, if required), in aggregate principal amount equal to the unpaid principal amount of the Note or Notes surrendered and substantially in the form thereof, dated as of the date to which interest has been paid on the Note or Notes surrendered (or, if no interest has yet been so paid thereon, then dated the date of the Note or Notes so surrendered) and payable to such person or persons or order as may be designated by such holder. Any such new Note shall bear any notation required by Section 12 hereof.

          (b) In the event that any Note is surrendered to the Company upon the conversion of all or a portion of any Note, or upon a prepayment under Section 7 hereof, the Company shall pay all accrued and unpaid interest on such Note or such portion thereof (unless such interest is converted) and thereupon interest shall cease to accrue upon that portion of the principal amount of such Note which was used for conversion or which was prepaid, and the right to receive, and any right or obligation to make, any prepayment on such portion of the principal amount pursuant to Section 7 hereof shall terminate all upon the date of such conversion or prepayment and upon presentation and surrender of such Note to the Company.

          (c) Upon the conversion in whole or in part of any Note or upon any prepayment under Section 7 hereof, if only a portion of the principal amount of a Note is used in such conversion or is prepaid, then such Note shall be surrendered to the Company and the Company shall simultaneously execute and deliver to or on the order of the holder thereof, at the expense of the Company, a new Note or Notes in principal amount equal to the unused or unpaid portion of such Note.

          (d) All Notes or portions thereof which have been converted, or which have been prepaid under Section 7 hereof, shall be canceled by the Company and no Notes shall be issued in lieu of the principal amount so converted or prepaid.

          (e) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Company (if requested by the Company and unsecured in the case of the Purchaser or an institutional holder), or in the case of any such mutilation, upon surrender of such Note (which surrendered Note shall be canceled by the Company), the Company will issue a new Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note as if the lost, stolen, destroyed or mutilated Note were then surrendered for exchange.

SECTION 14.   DEFAULTS

          (a)   Any of the following shall constitute an "Event of Default":
                                                          ----------------

          (i) the Company defaults in the payment (whether or not such payment is prohibited under Section 10 hereof) of (A) any part of the principal of or premium, if any, on any Note, when the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise, and such default in the payment of principal or premium shall have continued for five (5) Business Days or (B) the interest on any Note, when the same shall become due and payable, and such default in the payment of interest shall have continued for ten (10) Business Days; or

          (ii) the Company defaults in the performance of any of the covenants contained in Section 8.6(a), 8.8, 8.12, 9.1, 9.2, 9.3, 9.4, 9.5, 9.7, 9.8,
     9.9, 9.10 or 9.11 hereof and such default continues unremedied for fifteen
     (15) days; or

          (iii) the Company defaults in the performance of any of the covenants contained in Section 8.2, 8.13 or 8.15, and such default continues unremedied for thirty (30) days; or

          (iv) the Company defaults in the performance of any other agreement or covenant contained in the Purchase Agreement or the Notes and such default shall not have been remedied within thirty (30) days after written notice thereof shall have been given to the Company by any holder or holders of the Notes (the Company to give forthwith to all other holders of the Notes at the time outstanding written notice of the receipt of such notice, specifying the default referred to therein); or

          (v) any representation or warranty by the Company herein or in any certificate delivered by the Company pursuant hereto proves to have been incorrect in any material respect when made; or

          (vi) the maturity of Indebtedness of the Company or any Subsidiary in excess of $1,000,000 in the aggregate shall have been accelerated as a result of an event of default under any indenture, agreement or instrument evidencing such Indebtedness or under which there is at the time outstanding such Indebtedness; or

          (vii) a final judgment or order which, either alone or together with other final judgments or orders against the Company and its Subsidiaries, exceeds an aggregate of $1,000,000 is rendered by a court of competent jurisdiction against the Company or any Subsidiary and such judgment or order shall have continued undischarged or unstayed for sixty (60) days after entry thereof; or

          (viii) the Company or any Subsidiary shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts; or a receiver or trustee is appointed for the Company or any Subsidiary or for substantially all of its assets and, if appointed without its consent, such appointment is not discharged or stayed within sixty (60) days; or proceedings under any law relating to bankruptcy, insolvency or the reorganization or relief of debtors are instituted by or against the Company or any Subsidiary, and, if contested by it, are not dismissed or stayed within sixty (60) days; or any writ of attachment or execution or any similar process is issued or levied against the Company or any Subsidiary or any significant part of its property and is not released, stayed, bonded or vacated within sixty (60) days after its issue or levy; or the Company or any Subsidiary takes corporate action in furtherance of any of the foregoing.

          (b) If an Event of Default occurs pursuant to any of clauses (i) through (vii) of Section 14(a) hereof, then and in each such event any holder or holders of Notes which, at the time, holds or hold at least sixty percent (60%) in aggregate principal amount of the Notes then outstanding may at any time (unless all Events of Default shall theretofore have been waived or remedied) at its or their option, by written notice or notices to the Company, declare all the Notes then held by such holder or holders to be due and payable. Upon any such declaration all Notes held by such holder or holders shall forthwith immediately mature and become due and payable, or upon the occurrence of an Event of Default pursuant to clause (viii) of Section 14(a) hereof (in which case no declaration is required), all Notes shall forthwith immediately mature and become due and payable; in each case (referred to in this sentence) the payments then due and payable on such Notes shall consist of the entire unpaid principal amount thereof, together with interest accrued thereon and an amount equal to the "Additional Amount" (as defined below); all of the foregoing shall occur without presentment, demand, protest or notice, all of which are hereby waived. "Additional Amount" shall mean, with respect to any Note, as of the date
         -----------------
of repayment of such Note after such acceleration, an amount equal to the Prepayment Premium that would be payable if the Company had elected to prepay such Note pursuant to Section 7.3 hereof at the time of such acceleration. However, the foregoing acceleration rights are subject to the following:

          (i) if, at any time after the principal of any Notes shall so become due and payable and prior to the date of maturity stated in the Notes, all arrears of principal (excluding any principal which would not then be due and payable if the acceleration had not occurred) and interest on the Notes (with interest at the rate specified in the Notes on any overdue principal and any overdue premium and, to the extent legally enforceable, on any overdue interest) shall be paid to the holders of Notes by or for the account of the Company, then the Majority Noteholders, by written notice or notices to the Company, may waive such Event of Default and its consequences and rescind or annul any such declaration, but no such waiver shall extend to or affect any subsequent Event of Default or impair any right or remedy resulting therefrom;

          (ii) if any holder or holders of Notes which, at the time, holds or hold at least sixty percent (60%) in aggregate principal amount of the Notes then outstanding exercises the above rights of acceleration, then the Company shall notify each other holder of Notes of the fact of such acceleration and each other holder shall, without limiting any other rights hereunder, (A) have the right for thirty (30) days after such notice from the Company to accelerate its own Notes based on the Event or Events of Default on which such acceleration was based (regardless of whether such Event or Events of Default are then continuing), unless at the time there are no outstanding Events of Default and any acceleration of any Notes has been rescinded or (B) be deemed automatically (without any action by such holder) to have accelerated its Notes if such holder has not received such notice of an acceleration from the Company within ten (10) days after such acceleration; provided that any such automatic acceleration may take place
                   --------
     regardless of whether the Event or Events of Default on which the initial acceleration was based are then continuing but such automatic acceleration shall not take place if at the time any and all accelerations of any Notes have been rescinded or annulled pursuant to subparagraph (i) above or otherwise;

          (iii) any holder may at any time rescind and annul any acceleration with respect to its own Notes; and

          (iv) if any holder of a Note shall give any notice or take any other action with respect to a claimed Potential Default or Event of Default, the Company, forthwith upon receipt of such notice or obtaining knowledge of such other action, will give written notice thereof to all other holders of the Notes then outstanding, describing such notice or other action and the nature of the claimed Potential Default or Event of Default.

 SECTION 15.  REMEDIES

          (a) In case any one or more Events of Default shall occur and be continuing, then any holder or holders of Notes which, at the time, holds or hold at least sixty percent (60%) in aggregate principal amount of the Notes then outstanding may proceed to protect and enforce the rights of such holder or holders by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in such Note or Notes for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or for any other remedy (including, without limitation, damages). Each holder of a Note or Notes may at all times pursue any remedies to collect payment upon a default in any payment of any kind due such holder, notwithstanding Section 14 hereof, but the maturity of all Notes may be accelerated upon an Event of Default only in the manner set forth in Section 14(b) hereof. Nothing herein limits the rights and remedies of holders of Shares.

          (b) In case of a default in the payment of any principal of, premium, if any, or interest on any Note, or default in the observance of any other agreement or covenant of the

Company in a Purchase Agreement or in a Note, the Company will pay to the holder thereof or party thereto, in addition to any interest or premium otherwise required, such further amount as shall be sufficient to cover any and all costs and expenses of enforcement and collection including, without limitation, reasonable attorneys' fees and expenses (whether or not any suit or action is instituted and including without limitation those fees and expenses permitted by statutory law and/or incurred at trial, on appeal, on petition for review, in arbitration or mediation or in a bankruptcy proceeding).

          (c) No course of dealing and no delay on the part of any holder of any Note, Warrant or the Share or the Purchaser in exercising any rights or remedies shall operate as a waiver thereof or otherwise prejudice such holder's or party's rights. No right or remedy conferred hereby or by any Note shall be exclusive of any other right or remedy referred to herein or therein or available at law, in equity, by statute or otherwise.

          (d) The Purchaser shall, in addition to other remedies provided by law, have the right and remedy to have the provisions of this Agreement (including without limitation Sections 6 and 17 hereof) specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any breach or threatened breach of the provisions of this Agreement (including without limitation Sections 6 and 17 hereof) will cause irreparable injury to the Purchaser and that money damages will not provide an adequate remedy. Nothing contained herein shall be construed as prohibiting the Purchaser from pursuing any other remedies available to the Purchaser for such breach or threatened breach, including, without limitation, the recovery of damages from the Company.

SECTION 16.   RESTRICTIONS ON TRANSFER

          (a) Each holder of a Note or Warrant by acceptance thereof agrees that it will not sell or otherwise dispose of any Notes, Warrants or Shares unless
(i) such Notes, Warrants or Shares have been registered under the Securities Act and, to the extent required, under any applicable state securities laws, or (ii) such Notes, Warrants or Shares are sold in accordance with the applicable requirements and limitations of Rule 144 or Rule 144A and any applicable state securities laws, or (iii) the Company has been furnished with an opinion or opinions from counsel to such holder (which counsel and opinion(s) shall be reasonably satisfactory to the Company and which counsel may be inside counsel of such holder) to the effect that registration under the Securities Act is not required for the transfer as proposed (which opinion may be conditioned upon the transferee's assuming the obligations of a holder of Notes, Warrants or Shares under this Section) or (iv) the Company has been furnished with a letter from the Division of Corporate Finance of the Commission to the effect that such Division would not recommend any action to the Commission if such proposed transfer were effected without a registration statement effective under the Securities Act. The Company agrees that within five (5) Business Days after receipt of any opinion referred to in (iii) above, it will notify the holder supplying such opinion whether such opinion is satisfactory to the Company's counsel. Notes may be transferred only in Authorized Denominations.

          (b) The Company may endorse on all Notes, Warrants and Share certificates a legend stating or referring to the transfer restrictions contained in paragraph (a) above; provided that no such legend shall be endorsed
                                  --------
on any Notes, Warrants or Share certificates which, when issued, are no longer subject to the restrictions of this Section 16; provided, further, that if a
                                                --------  -------
transfer is made pursuant to clause (i), (ii) (other than pursuant to Rule 144A) or (iv) of paragraph (a) or if an opinion of counsel provided pursuant to clause
(iii) of paragraph (a) concludes that the legend is no longer necessary, the Company will deliver upon transfer Notes, Warrants or Share certificates, as the case may be, without such legends.

SECTION 17.    REGISTRATION RIGHTS

          17.1 Registration at the Request of Holders.
               --------------------------------------

          (a) The Company agrees that upon receipt by the Company of a Registration Demand satisfying the conditions under Section 17.1(b) hereof, the Company will (A) promptly (at least thirty (30) days prior to the filing date) give written notice of the proposed registration to each holder of a Note, Warrant or Share, and (B) with reasonable promptness, and in any case not later than sixty (60) days after receipt by the Company of the Registration Demand, file a registration statement with the Commission relating to the Shares as to which registration is requested in the Registration Demand; provided that the
                                                            --------
Company shall not be required to file a registration statement prior to the first anniversary of the Closing Date. The Company shall use its best efforts to make such registration statement become effective and to qualify the same under the Blue Sky laws of such states as may be requested; provided, however, that
                                                      --------  -------
with respect to compliance with Blue Sky laws, the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities or to execute or file any general consent to service of process under the laws of any such state where it is not so subject. The Company shall also include under such registration statement (and in such state qualifications) any Shares requested to be so included by any other holder of Notes, Warrants or Shares by written notice delivered to the Company within thirty (30) days after the sending of the notice provided for in (A) above.

          (b)  A "Registration Demand" shall be a written notice from one or
                  -------------------
more holders of Notes, Warrants or Shares stating that such holder or holders desire to sell some or all of their Shares under circumstances requiring registration under the Securities Act and requesting that the Company effect registration with respect to some or all of the Shares issued or issuable after conversion of Notes or Warrants, by such holder or holders; provided that such
                                                            --------
holder or holders giving such notice hold Notes, Warrants or Shares representing, or entitling the holder thereof to obtain upon conversion or exercise, in the aggregate not less than one-half ( 1/2) of the sum of the number of Shares then obtainable upon conversion or exercise of all outstanding Notes and Warrants.

          (c) The Company shall be obligated to effect registration and qualification pursuant to this Section 17.1 no more than two times. Subject to the immediately following proviso, the Company may, upon written notice to the holder or holders giving a Registration

Demand, require such holder or holders to withdraw such Registration Demand upon the good faith determination by the Company that such postponement is necessary to avoid disclosure of non-public information or as a result of a pending financial transaction (in which case, the holders may not give another Registration Demand for a period of up to ninety (90) days, as specified by the Company in such notice). The Company may only give such a notice where the giving of such a notice has been specifically approved by the Company's Board of Directors. Upon receipt of any such written notice from the Company, such Registration Demand shall be deemed to be rescinded and retracted (subject to being given again after any holdback period specified in such notice in accordance with the second preceding sentence) and shall not be counted as, or deemed or considered to be or to have been, a Registration Demand for any purpose.

          (d) If the holder or holders who gave the Registration Demand under this Section 17.1 inform the Company by written notice that they are withdrawing their Registration Demand and promptly pay all of the Company's out-of-pocket expenses (including without limitation fees and expenses of the Company's counsel) with respect to such registration and qualification incurred to the date the notice is given under this Section 17.1(d), then the registration statement need not be filed and the whole effort will not count as a registration and qualification (or an exercise of rights) under this Section 17.1.

           17.2 Piggyback Rights.
                ----------------

           (a) If the Company shall at any time propose to file a registration statement under the Securities Act for any sales of shares of the Company's Common Stock (or any warrants, units, convertibles, rights or other securities related or linked to any shares of the Company's Common Stock) on behalf of the Company or otherwise, the Company shall give written notice of such registration no later than thirty (30) days before its filing with the Commission to all holders of Notes, Warrants or Shares; provided that registrations relating
                                      --------
solely to securities to be issued by the Company in connection with any acquisition, employee stock option or employee stock purchase or savings plan on Form S-4 or S-8 (or successor Forms) under the Securities Act shall not be subject to this Section 17.2. If holders of Notes, Warrants or Shares so request within thirty (30) days, the Company shall include in any such registration the Shares held or to be held after conversion of Notes and exercise of Warrants by such holders and requested to be included in such registration. However, the Company shall not be obligated to so include the Shares to the extent any underwriter or underwriters of such securities being otherwise registered by the Company shall determine in good faith that the inclusion of such Shares would jeopardize the successful sale of such other securities proposed to be sold by such underwriter or underwriters, in which case holders of Notes, Warrants or Shares desiring to participate in such registration shall be entitled to participate in any such reduced number of Shares (if any) which may be included in such registration (along with other holders of Common Stock exercising piggyback rights with respect to such registration) in proportion to their relative holdings of the Company's Common Stock (whether held directly or through the right to obtain Shares upon the conversion of Notes and exercise of Warrants held by such holders); provided, however, that the holders of Notes,
                                --------  -------
Warrants or Shares desiring to include Shares in such
registration shall have a priority over other holders of shares of Common Stock of the Company in exercising piggyback rights so that the registration shall include up to fifty percent (50%) of the Shares then held or obtainable by all holders of Notes or Shares before including any shares of the Company's Common Stock other than Shares. Holders of Notes, Warrants or Shares desiring to participate in any registration rights under this Section 17.2 shall be entitled to participate (as among themselves) pro rata in proportion to their relative
                                     --- ----
holdings of Shares (whether such Shares are held directly or through the right to obtain such Shares upon conversion of Notes or exercise of Warrants held by such holders). The obligations and rights of the Company and the holders under this Section 17.2 shall not affect in any way their obligations and rights under
Section 17.1 hereof.

          (b) The Company may propose including Common Stock to be publicly offered and sold by it in any registration statement to be filed pursuant to a Registration Demand under Section 17.1. If, in the written opinion of any underwriters selected for the proposed offering, the inclusion of the securities proposed to be offered and sold by both the Company and the holders of Notes, Warrants or Shares would jeopardize the success of the offering, the selling holders may elect (i) to exclude the amount of securities (up to all of the securities) proposed to be sold by the Company which, in the opinion of such underwriters, would jeopardize the success of the offering by the selling holders or (ii) to convert their proposed offering to an offering pursuant to this Section 17.2. If the selling holders elect to convert the offering to one under this Section 17.2, then such registration shall not be deemed (or counted as) a registration and qualification (or an exercise of rights) under Section
17.1 hereof.

          17.3 Expenses.  Subject to the limitations contained in this Section
               --------
17.3 and except as otherwise specifically provided in this Section 17, the entire costs and expenses of registration and qualification pursuant to Section
17.1 hereof and of registration and qualifications pursuant to Section 17.2 hereof shall be borne by the Company. Such costs and expenses shall include, without limitation, the fees and expenses of counsel for the Company and of its accountants, all other costs, fees and expenses of the Company incident to the preparation, printing, registration and filing under the Securities Act of the registration statement and all amendments and supplements thereto (but in connection with any registration and qualification pursuant to Section 17.2 hereof, filing fees with the Commission or any state regulatory authorities related to the sale of Shares sold in such registration and qualification shall be for the account of the holders selling those Shares), the fees and expenses of one counsel to the holders of Notes, Warrants or Shares relating to such registration and qualification, the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers of the Shares and the costs and expenses (including fees and disbursements of counsel) incurred in connection with the qualification of the Shares under the Blue Sky laws of various jurisdictions; provided, however, that if any jurisdiction in which the
                       --------  -------
Company shall qualify or register in connection with the proposed sale of the Shares shall require that expenses incurred in connection with the qualification or registration of such Shares in that jurisdiction be borne in whole or in part by the holders selling those Shares, then such expenses shall be payable by such holders pro rata to the extent required by such jurisdiction.
        --- ----

In the event that any such holder is required by any such applicable jurisdiction to bear such expense, the Company shall promptly reimburse such holder for the amount paid therefor if not prohibited by applicable law. The Company shall not be required to pay the underwriting discounts with respect to Shares being registered under Section 17.1 or under Section 17.2 hereof (unless, in the case of Section 17.2, the Company pays underwriting discounts for any other selling shareholder).

          17.4 Procedures.
               ----------

          (a) In the case of each registration or qualification pursuant to
Section 17.1 or 17.2, the Company will keep all holders of Notes, Warrants or Shares advised in writing as to the initiation of proceedings for such registration and qualification and as to the completion thereof, and will advise any such holder, upon request, of the progress of such proceedings.

          (b) At the Company's expense, the Company will keep each registration and qualification under this Section 17 effective (and in compliance with the Securities Act) by such action as may be necessary or appropriate (but no more than ninety (90) days, unless the registration statement is on Form S-3 or its equivalent) after the effective date of such registration statement, including, without limitation, the filing of post-effective amendments and supplements to any registration statement or prospectus necessary to keep the registration statement current and the further qualification under any applicable Blue Sky or other state securities laws to permit such sale or distribution, all as requested by such holder or holders. The Company will immediately notify each holder on whose behalf Shares have been registered pursuant to this Section 17, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. In such event, the Company will promptly amend the registration statement, as appropriate, or, if the Board of Directors determines that amendment of the registration statement at such time would be contrary to the best interests of the Company, the Company will so advise the holder on behalf of whom Shares are registered, and the Company may delay the filing of an amendment for a period of up to ninety (90) days (which period, plus a further period of thirty (30) days, shall be added to the period for which the Company is required to keep the registration statement effective).

          (c) The Company will furnish to each holder on whose behalf Shares have been registered pursuant to this Section 17 in connection with any underwritten public offering, a signed counterpart, addressed to such holder, of
(i) an opinion of counsel for the Company, dated the effective date of such registration statement, and (ii) a so-called "cold comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, and such opinion of counsel and accountants' letter shall cover substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in connection with underwritten public offerings of securities, or shall be in such other form as is received by the underwriter or underwriters in connection with such registration.

          (d) Without limiting any other provision hereof, in connection with any registration of Shares under this Section 17, the Company will use its best efforts to comply with the Securities Act, the Securities Exchange Act and all applicable rules and regulations of the Commission, and will make generally available to its securities holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve (12) months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

          (e) In connection with any registration of Shares under this Section 17, the Company will, if requested by the underwriters for any Shares included in such registration, enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, provisions relating to indemnification and contribution. The holders on whose behalf Shares are to be distributed by such underwriters shall be parties to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Notes, Warrants or Shares. Such underwriting agreement shall also comply with Section 17.6 hereof.

          (f) If the Company at any time proposes to register any of its securities under the Securities Act, other than pursuant to a request made under
Section 17.1 hereof, whether or not for sale for its own account, and such securities are to be distributed by or through one or more underwriters, then the Company will make reasonable efforts, if requested by any holder of Notes, Warrants or Shares who requests registration of Shares in connection therewith pursuant to Section 17.2 hereof, to arrange for such underwriters to include such Shares among the securities to be distributed by or through such underwriters.

          (g) In connection with the preparation and filing of each registration statement registering Shares under this Section 17, the Company will give the holders of Notes, Warrants or Shares on whose behalf such Shares are to be so registered and their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers, its counsel and the independent public accountants who have certified its financial statements, as shall be necessary, in the opinion of such holders or such underwriters or their respective counsel, in order to conduct a reasonable and diligent investigation within the meaning of the Securities Act. Without limiting the foregoing, each registration statement, prospectus, amendment, supplement or any other document filed with respect to a registration under this Section 17 shall be subject to review and reasonable approval by the holders registering Shares in such registration and by their counsel.

          17.5 Provision of Documents.  The Company will, at the expense of the
               ----------------------
Company, furnish to each holder of Notes, Warrants or Shares on whose behalf the registration of Shares has been effected, such number of registration statements, prospectuses, offering circulars and other documents incident to any registration or qualification referred to in Section 17.1 or 17.2 as such holder from time to time may reasonably request.

          17.6 Indemnification.  The Company will indemnify and hold harmless
               ---------------
each holder of Notes, Warrants or Shares and any underwriter (as defined in the Securities Act) for such holder and each person, if any, who controls the holder or underwriter within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, and expenses (including reasonable attorneys' fees and expenses and reasonable costs of investigation) to which the holder or underwriter or such controlling person may be subject, under the Securities Act or otherwise, insofar as any thereof arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in (i) any registration statement under which such Shares were registered under the Securities Act pursuant to Section 17.1 or 17.2 hereof, any prospectus or preliminary prospectus contained therein, or any amendment or supplement thereto, or (ii) any other document incident to the registration of the Shares under the Securities Act or the qualification of the Shares under any state securities laws applicable to the Company, or (b) the omission or alleged omission to state in any item referred to in the preceding clause (a) a material fact required to be stated therein or necessary to make the statements therein not misleading or (c) any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act or any other federal or state securities law, rule or regulation applicable to the Company and relating to action or inaction by the Company in connection with any such registration or qualification, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished to the Company in writing by such holder or by any underwriter for such holder expressly for use therein (with respect to which information such holder or underwriter shall so indemnify and hold harmless the Company, any underwriter for the Company and each person, if any, who controls the Company or such underwriter within the meaning of the Securities Act). The foregoing is subject to the condition that, insofar as the foregoing indemnities relate to any untrue statement, alleged untrue statement, omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the final prospectus (or in any amendment or supplement thereto):

          (i) the above indemnity obligations of the Company shall not inure to the benefit of any underwriter (or to the benefit of any person who controls such underwriter within the meaning of the Securities Act), and/or

          (ii) any above indemnity obligations of a holder of Notes, Warrants or Shares shall not inure to the benefit of the Company or any underwriter (or to the benefit of any person who controls the Company or such underwriter within the meaning of the Securities Act), if a copy of the final prospectus (or such amendment or supplement thereto) was not sent or given at or prior to the time such action is required by the Securities Act and if delivery of such final prospectus would have eliminated (or been a sufficient defense to) any liability of such indemnified person with respect to such statement or omission in such preliminary prospectus.

The Company will enter into an underwriting agreement with the underwriter or underwriters for any offering registered under the Securities Act pursuant to
Section 17.1 or 17.2 hereof and with the holders of Notes, Warrants or Shares selling Shares pursuant to such offering, and such underwriting agreement shall contain customary provisions with respect to indemnification and contribution which shall, at a minimum, provide the indemnification set forth above.

          17.7 Certain Limitations in Connection with Future Grants of
               -------------------------------------------------------
Registration Rights.
-------------------

          (a) From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any of its Common Stock providing for the granting to such holder of demand registration rights unless such agreement includes provisions to the effect that (i) the Company will give the holders of Notes, Warrants or Shares notice at least thirty (30) days prior to the filing of a registration statement pursuant to the exercise of such rights and (ii) notwithstanding Section 17.2 hereof, if a holder of Notes, Warrants or Shares requests inclusion of Shares (whether such Shares are held directly or through the right to obtain such Shares upon the conversion of Notes or exercise of Warrants held by such holder) and requests priority for such Shares in such registration statement within thirty (30) days after receipt of such notice and such holders have not previously made two (2) Registration Demands under Section 17.1 hereof, then such holder's Shares requested to be so included will be given priority over the securities sought to be registered by the holders of such demand registration rights if marketing factors require a limitation on the number of securities to be included in such registration statement (and such registration shall be deemed a demand registration under Section 17.1 hereof). If a holder of Notes, Warrants or Shares requests inclusion of its Shares (whether such Shares are held directly or through the right to obtain such Shares upon conversion of Notes or exercise of Warrants held by such holder), but does not request such priority for such Shares in such registration, then such Shares shall be included in such registration statement in the manner described in Section 17.2 hereof.

          (b) From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any of its Common Stock providing for the granting to such holder of incidental or "piggyback" registration rights unless such agreement includes provisions to the effect that, in the case of a registered underwritten public offering of the Company's Common Stock to which Section 17.1 or Section 17.2 hereof applies, such agreement gives the following priority to holders of Notes, Warrants or Shares if marketing factors require a limitation on the number of securities of the Company to be sold by selling shareholders to be included in such offering:

          (i) holders of Notes, Warrants or Shares shall have the right to include in each registration to which Section 17.1 hereof applies, all Shares they desire to include;

          (ii) holders of Notes, Warrants or Shares shall have the right to include in each registration to which Section 17.2 hereof applies, up to fifty percent (50%) of the Shares then held;

          (iii) then other holders of securities of the Company having piggyback registration rights shall have the right to include further securities in such registration in proportion to their relative holdings of shares of Common Stock of the Company (whether held directly or obtainable upon conversion or the exercise of warrants or other rights).

          17.8 Holdback.  The Company and each holder of Notes or Shares agrees
               --------
not to offer, sell, contract to sell or otherwise dispose of any of their respective shares of the Company's Common Stock within seven (7) days before or ninety (90) days after the date of any final prospectus relating to any underwritten public offering of the Company's Common Stock on behalf of the Company or otherwise, in each case except pursuant to such prospectus or with the written consent of the underwriter or underwriters for such offering; provided, however, that this Section 17.8 shall apply only with respect to
--------  -------
public offerings in which such holder has participated or has had an opportunity to participate under Section 17.1 or 17.2.

SECTION 18.   EXPENSES

          (a) Whether or not the transactions herein contemplated are consummated, the Company will pay (i) the reasonable costs and expenses of the preparation and production of the Purchase Agreement and the issuance of the Notes, Warrants and the Shares and the furnishing of all opinions by counsel for the Company, (ii) the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP in connection with the Purchase Agreement, the Notes, the Warrants and the transactions contemplated hereby and thereby (whether or not a closing occurs hereunder and if a closing occurs the Company will make such payment on the Closing Date) up to $35,000 plus disbursements, (iii) the reasonable fees and expenses of any investment banker, broker or finder engaged by or on behalf of (or acting for) the Company in connection with the Purchase Agreements or any of the transactions contemplated hereby or thereby, (iv) the reasonable travel expenses incurred by any Purchaser prior to the Closing Date in connection with due diligence or negotiation of the terms of the Purchase Agreement, and (v) the reasonable expenses incurred by any holder in connection with its exercise of any rights of inspection under Section 8.5 hereof (but each holder's right to expense reimbursement under this clause (v) shall only apply to (x) one (1) of such holder's visits to the Company's facilities per year plus (y) all exercises of inspection rights at any time when a Potential Default or Event of Default has occurred). The obligations of the Company under this Section 18 shall survive the closing hereunder, the payment, conversion or cancellation of the Notes, exercise or cancellation of the Warrants and the termination of the Purchase Agreement.

          (b) In addition to all other sums due hereunder or provided for in this Agreement, the Company shall pay to the Purchaser or its agents, respectively, an amount sufficient to indemnify such persons (net of any taxes on any indemnity payments) against all reasonable costs and expenses (including reasonable attorneys' fees and expenses and reasonable costs of investigation) and damages and liabilities incurred by the Purchaser or its agents pursuant to any investigation or proceeding against any or all of the Company, the Purchaser, or their agents, arising out of or in connection with the Purchase Agreement, the Notes or the Warrants (or any transaction contemplated hereby or thereby or any other document or instrument executed herewith or therewith or pursuant hereto or thereto), whether or not the transactions contemplated by this Purchase Agreement are consummated, which investigation or proceeding requires the participation of the Purchaser or its agents or is commenced or filed against the Purchaser or its agents because of the Purchase Agreement, the Notes or the Warrants or any of the transactions contemplated hereby or thereby
(or any other document or instrument executed   herewith or therewith or
pursuant hereto or thereto), other than any investigation or proceeding (x) in which it is finally determined that there was gross negligence or willful misconduct on the part of the Purchaser or its agents which was not taken by them in reliance upon any of the Company's representations, warranties, covenants or agreements in the Purchase Agreement, the Notes or the Warrants or in any other documents or instruments contemplated hereby or thereby or executed herewith or therewith or pursuant hereto or thereto, (y) which relates to disputes among a Purchaser and its own partners, shareholders or beneficiaries or (z) which relates to a Purchaser's disposition of Notes, Warrants or Shares and the conduct of the Purchaser or its agents giving rise to such investigation or proceeding was not taken by them in reliance upon any of the Company's representations, warranties, covenants or agreements in the Purchase Agreement, the Notes or the Warrants or in any other documents or instruments contemplated hereby or thereby or executed herewith or therewith or pursuant hereto or thereto. The Company shall assume the defense, and shall have its counsel represent the Purchaser and such agents, in connection with investigating, defending or preparing to defend any such action, suit, claim or proceeding (including any inquiry or investigation); provided, however, that the Purchaser,
                                          --------  -------
or any such agent, shall have the right (without releasing the Company from any of its obligations hereunder) to employ its own counsel and either to direct its own defense or to participate in the Company's defense, but the fees and expenses of such counsel shall be at the expense of such person unless (i) the employment of such counsel shall have been authorized in writing by the Company in connection with such defense or (ii) the Company shall not have provided its counsel to take charge of such defense or (iii) the Purchaser, or such agent of the Purchaser, shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company, then in any of such events referred to in clauses (i),
(ii) or (iii) such counsel fees and expenses (but only for one counsel for the Purchaser and its agents) shall be borne by the Company. Any settlement of any such action, suit, claim or proceeding shall require the consent of both the Company and such indemnified person (neither of which shall unreasonably withhold its consent).

          (c) The Company agrees to pay, or to cause to be paid, all documentary, stamp and other similar taxes levied under the laws of the United States of America or any state or local taxing authority thereof or therein in connection with the issuance and sale of the Notes and the execution and delivery of the Purchase Agreements and any other documents or instruments contemplated hereby or thereby and any modification of any of the Notes or the Purchase Agreements or any such other documents or instruments and will hold the Purchaser harmless without limitation as to time against any and all liabilities with respect to all such taxes.

          (d) The obligations of the Company under this Section 18 shall survive the closing hereunder, the payment, conversion or cancellation of the Notes, exercise or cancellation of the Warrants and the termination of the Purchase Agreement.

SECTION 19.   HOME OFFICE PAYMENTS

          As long as the Purchaser or any payee named in the Notes delivered to the Purchaser on the Closing Date, or any institutional holder which is a direct or indirect transferee from the Purchaser or such payee, shall be the holder of any Note, the Company will make payments (whether at maturity, upon mandatory or optional prepayment, or otherwise) of principal, interest and premium, if any,
(i) by check payable to the order of the holder of any such Note duly mailed or delivered to the Purchaser at such address as the Purchaser or such other holder may designate in writing, or (ii) if requested by the Purchaser or such other holder, by wire transfer to the Purchaser's or such other holder's (or its nominee's) account at any bank or trust company in the United States of America, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. If the Purchaser has provided an address for payments by wire transfer, then the Purchaser shall be deemed to have requested wire transfer payments under the preceding clause (ii). All such payments shall be made in federal or other immediately available funds.

SECTION 20.   NOTICES

          Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, consents and other communications hereunder or with respect to any Note or Warrant shall be in writing and shall be delivered by hand or shall be sent by or telecopy (confirmed by registered, certified or overnight mail or courier, postage and delivery charges prepaid), to the following addresses:

          (a) if to the Purchaser, at c/o Bruce E. Toll, 1477 Rydal Road, Rydal, PA 19046, or at such other address as may have been furnished to the Company by the Purchaser in writing; or

          (b) if to any other holder of a Note or Warrant, at such address as the payee or registered holder thereof shall have designated to the Company in writing; or

          (c) if to the Company, at 7001 N.E. 40th Avenue, Vancouver, Washington 98661, or at such other address as may have been furnished in writing by the Company to the Purchaser and to the other holders of Notes and Warrants.

Whenever any notice is required to be given hereunder, such notice shall be deemed given and such requirement satisfied only when such notice is delivered or, if sent by telecopier, when received, unless otherwise expressly specified or permitted by the terms hereof.

SECTION 21.    MISCELLANEOUS

          21.1 Entire Agreement.  The Purchase Agreement and, upon the closing
               ----------------
hereunder, the Notes and Warrants issued hereunder, together with any further agreements entered into by the Purchaser and the Company at the closing hereunder, contain the entire agreement among the Purchaser and the Company, and supersede any prior oral or written agreements, commitments, terms or understandings, regarding the subject matter hereof.

          21.2 Survival.  All agreements, representations and warranties
               --------
contained in this Agreement, the Notes, the Warrants or any document or certificate delivered pursuant hereto or thereto shall survive, and shall continue in effect following, the execution and delivery of the Purchase Agreement, the closings hereunder and thereunder, any investigation at any time made by the Purchaser or on its behalf or by any other Person, the issuance, sale and delivery of the Notes and the Warrants, any disposition thereof and any payment, conversion or cancellation of the Notes and any exercise or cancellation of the Warrants. All statements contained in any certificate or other document delivered by or on behalf of the Company pursuant hereto shall constitute representations and warranties by the Company hereunder.

          21.3 Counterparts.  This Agreement may be executed by the parties
               ------------
hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument, and all signatures need not appear on any one counterpart.

          21.4 Headings.  The headings and captions in this Agreement and the
               --------
table of contents are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

          21.5 Binding Effect, Benefit and Assignment.
               --------------------------------------

          (a) The terms of this Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and permitted assigns whether so expressed or not.

          (b) The Company may not assign any of its obligations, duties or rights under this Agreement, or under the Notes or Warrants issued hereunder, except with the Purchaser's consent.

          (c) In addition to any assignment by operation of law, the Purchaser may assign, in whole or in part, any or all of its rights (and/or obligations) under this Agreement or under the Notes or Warrants to any permitted transferee of any or all of its Notes, Warrants or Shares, and (unless such assignment expressly provides otherwise) any such assignment shall not diminish the rights the Purchaser would otherwise have under this Agreement or with respect to any remaining Notes, Warrants or Shares held by the Purchaser; provided that Notes
                                                           --------
may be transferred only in Authorized Denominations.

          21.6  Severability.  Any provision hereof or of the Notes, or Warrants
                ------------
which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which may render any provision hereof prohibited or unenforceable in any respect.

          21.7  Governing Law.  This Agreement shall be governed by, and
                -------------
construed in accordance with, the laws of the State of Washington (other than any conflict of laws rule which might result in the application of the laws of any other jurisdiction).

          21.8  Currency.  All payments under this Agreement, the Notes or
                --------
Warrants shall be made in lawful money of the United States of America.

          21.9  Late Payments.  If the Company fails to pay any amount required
                -------------
to be paid to a holder of Notes or a party under this Agreement, within twenty
(20) days after notice from such holder or such party demanding such payment, then the Company agrees to pay such holder or such party interest on any such overdue amount at the Default Rate (as defined in the Notes) from the date of such notice from such holder or such party until such overdue amount is paid in full; provided that this Section 21.9 shall not apply to overdue payments with
      --------
respect to the Notes, to the extent the Notes already provide that such overdue payments shall bear interest at the Default Rate.

          21.10 Co-obligors.
                -----------

          (a) Any wholly-owned Subsidiary of the Company (subject to the proviso to Section 21.10(c) hereof) that may exist on or after the date hereof and that is incorporated under the laws of a state of the United States (collectively, the "Co-obligor Subsidiaries") shall, to the maximum extent permitted by law, be
     -----------------------
jointly and severally liable together with the Company for the payment of principal of and interest and premium, if any, on the Notes, and for the observance and compliance with all of the Company's other covenants and agreements in the Purchase Agreement (other than issuance or registration of the Shares) and the Notes. The obligations of each Co-obligor Subsidiary are direct obligations and each Co-obligor Subsidiary waives any requirement that any Purchaser resort to or exhaust any right to take any action against the Company or any other Co-obligor Subsidiary before proceeding with any action against any Co-obligor Subsidiary.

          (b) Nothing in this Section 21.10, and no condition or circumstance relating to any Co-obligor Subsidiary, shall in any way limit or reduce the obligations of the Company under the Purchase Agreement or the Notes. Without limiting the foregoing, the obligations of the Company and each Co-obligor Subsidiary with respect to the Purchase Agreement and the Notes shall be unconditional, without regard to (i) any lack of enforceability of any of such obligations, (ii) any change of the time, place or manner of payment, or any other term, or any settlement or compromise, of any such obligations or of any rights with respect thereto, (iii) any law, regulation or order of any jurisdiction affecting any term of any such obligations or of any Purchaser's rights with respect thereto and (iv) any other circumstances (other than payment in full of all obligations to the Purchaser under the Purchase Agreement and all of the Notes) which might otherwise constitute a defense available to, or a discharge of, the Company or any Co-obligor Subsidiary.

          (c) The Company agrees that if the Company has now or at any time in the future any wholly-owned Subsidiaries incorporated under the laws of a state of the United States, each such additional wholly-owned Subsidiary of the Company shall upon execution of this Purchase Agreement by the Company or at the time it becomes a wholly-owned Subsidiary (i) become a Co-obligor Subsidiary under this Agreement and (ii) sign a joinder to this Agreement in the form attached hereto as Exhibit E confirming its agreement to, and obligations under,
                   ---------
this Agreement; provided that any such Subsidiary which is acquired by the
                --------
Company or another Subsidiary in the future and which is not permitted to be a Co-obligor Subsidiary hereunder under the terms of a loan agreement to which it is a party and which was not entered into in contemplation of, or in connection with, such acquisition, need not become a Co-obligor Subsidiary.

          (d) Notwithstanding any other provision hereof, the liability of any Co-obligor Subsidiary hereunder shall not exceed the maximum amount payable by such Co-obligor Subsidiary without giving rise to the right of any person to avoid such liability pursuant to any federal or state law relating to fraudulent transfers or other similar laws.

          (e) All notices, requests, demands, consents and other communications hereunder or under any Note to or from the Company or any or all of the Co-obligor Subsidiaries shall be communicated to or from the Company, and the Purchaser shall be entitled to rely on any communications to or from the Company as being to or from and authorized by all of the Co-obligor Subsidiaries.

          21.11 CONSENT TO JURISDICTION AND SERVICE OF PROCESS.  THE COMPANY AND
                ----------------------------------------------
EACH CO-OBLIGOR SUBSIDIARY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF WASHINGTON AND IRREVOCABLY AGREES THAT, SUBJECT TO THE ELECTION, ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT OR THE NOTES MAY BE LITIGATED IN SUCH COURTS. THE COMPANY AND EACH CO-OBLIGOR SUBSIDIARY ACCEPT FOR THEMSELVES AND IN CONNECTION WITH THEIR PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENT, AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY (SUBJECT TO ANY APPEAL AVAILABLE WITH RESPECT TO SUCH JUDGMENT) IN CONNECTION WITH THIS AGREEMENT OR THE NOTES. THE CO-OBLIGOR SUBSIDIARIES HEREBY IRREVOCABLY APPOINT THE COMPANY TO SERVE AS THEIR AGENT, TO RECEIVE ON THEIR BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE COMPANY AND EACH CO-OBLIGOR SUBSIDIARY TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. THE COMPANY AND EACH CO-OBLIGOR SUBSIDIARY HEREBY AGREE THAT SERVICE UPON THE COMPANY BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE AND SERVICE OF PROCESS. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE PURCHASER TO BRING PROCEEDINGS OR OBTAIN OR ENFORCE JUDGMENTS AGAINST THE COMPANY OR ANY CO-OBLIGOR SUBSIDIARY IN THE COURTS OF ANY OTHER JURISDICTION.

          21.12 WAIVER OF JURY TRIAL.  THE COMPANY AND EACH CO-OBLIGOR
                --------------------
SUBSIDIARY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT THE NOTES THE WARRANTS OR THE SHARES, OR ANY DEALINGS AMONG THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. THE COMPANY AND EACH CO-OBLIGOR SUBSIDIARY ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE PURCHASER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO THE NOTES OR THE WARRANTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                              WESTOWER CORPORATION


                              By:_______________________________
                                 Name:
                                 Title:


                              Accepted and agreed to as of the date first above written by the undersigned Purchaser:

                              BET ASSOCIATES, L.P.

                              By:  BRU LLC
                                   Its General Partner


                                    By:____________________________
                                       Bruce E. Toll
                                       Member

                                                                       EXHIBIT A



THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE LAW OR REGULATION OF ANY STATE AND IS NOT TRANSFERABLE EXCEPT UPON THE CONDITIONS SPECIFIED IN SECTION 16 OF THE PURCHASE AGREEMENT REFERRED TO HEREIN.



                              WESTOWER CORPORATION
                    7% CONVERTIBLE SENIOR SUBORDINATED NOTE
                               DUE APRIL 30, 2007


                                     DATED:



     FOR VALUE RECEIVED, the undersigned Westower Corporation, a Washington corporation (herein, together with any successor, referred to as the "Company"),
                                                                      -------
hereby promises to pay to ____________or registered assigns, the principal sum of ___________ ($_______) on April 30, 2007, with interest (computed on the basis of a 360 day year) on the unpaid balance of such principal sum from the date hereof at the interest rate of 7% per annum, payable quarterly on the last day of January, April, July and October of each year, commencing July 31, 1998 (which first interest payment shall be for the period from and including [THE CLOSING DATE] through and including July 31, 1998), until the entire principal amount hereof shall have become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or declaration or otherwise, and at the Default Rate on any overdue installment of principal (including any overdue prepayment of principal) and on any overdue premium and (to the extent permitted by law) on any overdue installment of interest until paid (whether or not any subordination provision or other circumstance prevents such payment). The "Default Rate" shall be a per annum interest rate equal to the lesser of (A) the greater of (x) 9% or (y) the sum of 2% plus the rate published from time to time by The Wall Street Journal in the "Money Rates" section or any replacement of
   -----------------------
such section as the prime rate and (B) the highest rate permitted by law.

     If any payment of interest due hereunder becomes due and payable on a day which is not a Business Day (as defined in the Purchase Agreement referred to below), the due date thereof shall be the next preceding day which is a Business Day, and the interest payable on such next preceding Business Day shall be the interest which would otherwise have been payable on the due date which was not a Business Day.

     Payments of principal and interest shall be made in lawful money of the United States of America as provided in the Purchase Agreement referred to below, to the address or account designated by the holder hereof for such purpose.

     This Note is issued pursuant to Purchase Agreement dated as of May 11, 1998 between the Company and BET Associates, L.P. (the "Purchase Agreement").
                                                   ------------------

     This Note is subject to the provisions of and is entitled to the benefits of the Purchase Agreement. The Purchase Agreement provides, inter alia, for
                                                             ----- ----
prepayments of principal upon the terms set forth therein. In addition, the payment of the principal of, premium, if any, and interest on this Note is subordinated in right of payment to the prior payment in full of certain other obligations of the Company to the extent and in the manner set forth in the Purchase Agreement. Each holder of this Note, by accepting the same, agrees to and shall be bound by the provisions of the Purchase Agreement.

     This Note is transferable only upon the terms and conditions specified in the Purchase Agreement.

     In case an Event of Default (as defined in the Purchase Agreement) shall occur and be continuing, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Purchase Agreement.

     The principal amount of this Note (and, if elected by the holder, accrued and unpaid interest hereon) can be converted, in whole or in part, at the option of the holder, to purchase Common Stock, $.01 par value per share, of the Company in the manner, and upon the terms and conditions, including, without limitation, antidilution provisions, provided in the Purchase Agreement.

     This Note is subordinated to Senior Indebtedness as provided in Section 10 of the Purchase Agreement.

     No reference herein to the Purchase Agreement and no provision hereof or thereof shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal hereof and interest hereon at the respective times and places specified herein and in the Purchase Agreement, but the maturity of all Notes may be accelerated upon an Event of Default only in the manner set forth in Section 14(b) of the Purchase Agreement.

     This Note is delivered in and shall be construed and enforced in accordance with and governed by the laws of the State of Washington (other than any conflict of laws rules which might result in the application of the laws of any other jurisdiction).

     Subject to the provisions of Section 16 of the Purchase Agreement, the Company may treat the person in whose name this Note is registered as the owner and holder of this Note for the purpose of receiving payment of principal of, premium, if any, and interest on this Note and for all other purposes whatsoever, and the Company shall not be affected by any notice to the contrary (except that the Company shall comply with the provisions of Section 13 of the Purchase Agreement regarding the issuance of a new Note or Notes to permitted transferees).

     IN WITNESS WHEREOF, Westower Corporation has caused this Note to be dated and to be executed and issued on its behalf by its duly authorized officer.


                                    WESTOWER CORPORATION


                                    By_________________________________
                                      Name:
                                      Title:

                                                                       EXHIBIT B


THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE LAW OR REGULATION OF ANY STATE AND IS NOT TRANSFERABLE EXCEPT UPON THE CONDITIONS SPECIFIED IN SECTION 7(A) OF THIS WARRANT.


                              WESTOWER CORPORATION
                                    WARRANT


                        Issue Date:     ______ __, 1998
                         Void After:    April 30, 2007

THIS WARRANT HAS BEEN ISSUED PURSUANT TO THE PURCHASE AGREEMENT DATED AS OF MAY 11, 1998 (THE "PURCHASE AGREEMENT") BETWEEN THE COMPANY AND BET ASSOCIATES, L.P., AND THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF (THE "WARRANT SHARES") SHALL BE SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, THE PURCHASE AGREEMENT.

     THIS CERTIFIES that, for value received, ___________ (the "Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase from Westower Corporation, a Washington corporation (the "Company"), at the Exercise Price per share determined as provided herein, up to ________ fully paid and nonassessable shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock").

1.   Definitions.
     -----------

          As used herein the following terms, unless the context otherwise requires, shall have for all purposes hereof the following meanings:

          "Appraised Value" means, in respect of any share of Common Stock on any date herein specified, the value attributable to such share of Common Stock if all of the assets of the Company and its subsidiaries were sold for the appraised value thereof as of the last day of a fiscal month to end within 60 days prior to such date specified, and thereafter liquidated in accordance with the terms of the Company's Articles of Incorporation as determined in good faith by the Board of Directors of the Company.

          "Business Day" means any day that is not (i) a Saturday or Sunday or
(ii) a day on which banks are required or permitted to be closed in the State of Washington.

          "Current Market Price" means, in respect of the Common Stock on any date herein specified, the average of the daily closing prices for the thirty
(30) consecutive trading days commencing forty five (45) trading days before such date. The closing price for each day shall be the last reported sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal national securities exchange or the Nasdaq National Market on which the Company's Common Stock is listed or admitted to trading, or if the Company's Common Stock is not listed or admitted to trading on any national securities exchange or the Nasdaq National Market, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers Inc. Automated Quotation System, or comparable system. If the closing price cannot be so determined, then the Current Market Price shall be determined (x) by the written agreement of the Company and the Holder, or (y) in the event that no such agreement is reached within twenty (20) days after the event giving rise to the need to determine the Current Market Price, by the agreement of two arbitrators, one of whom shall be selected by the Company and the other of whom shall be selected by the Holder.

2.   Exercise Period. The purchase rights represented by this Warrant are
     ---------------
exercisable by the Holder, in whole or in part, at any time from time to time during the Exercise Period, which shall commence at _____ __, 1998 (the "Issue Date") and shall end at 5:00 p.m. Seattle, Washington time on April 30, 2007.

3.   Exercise Price.  The price per share at which this Warrant may be exercised
     --------------
(the "Exercise Price") shall be $23.00.

4.   Exercise of Warrant.  During the Exercise Period, this Warrant may be
     -------------------
exercised, in whole or in part and from time to time, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed at the principal office of the Company (or such other office or agency of the Company as it may designate) and upon payment of the Exercise Price of the shares thereby purchased (the aggregate of the Exercise Price for all shares to be exercised being referred to herein as the "Purchase Price"). Payment of the Purchase Price may be made (i) by check or bank draft payable to the order of the Company, (ii) by wire transfer to the account of the Company, or (iii) by delivery of this Warrant with instructions that the Company retain as payment of the Purchase Price such number of Warrant Shares as shall be determined under the next sentence (a "receive that number of Warrant Shares determined by multiplying the number of Warrant Shares for which the Cashless Exercise is made by a fraction, the numerator of which shall be the difference between the then Current Market Price per Warrant Share and the Exercise Price, and the denominator of which shall be the then Current Market Price per share of Common Stock. The remaining Warrant Shares for which the Cashless Exercise has been made shall be deemed to have been paid to the Company as the Purchase Price. Upon exercise, the Holder shall be entitled to receive, promptly after payment in full, one or more certificates, issued in the Holder's name or in such name or names as the Holder may direct, subject to the limitations on transfer contained herein, for the number of shares of Common Stock so purchased. The shares so purchased shall be deemed to be issued as of the close of business on the date on which this Warrant shall have been exercised.

5.   Representations and Warranties.
     ------------------------------

          The Company represents and warrants to the Holder as follows:

          (a) Corporate Action.  The Company has all requisite corporate power
              ----------------
and authority, and has taken all necessary corporate action, to execute and deliver this Warrant, and to authorize and reserve for issuance, and to issue and deliver upon payment of the Purchase Price, the Warrant Shares.

          (b) No Violation.  Neither the execution nor delivery of this Warrant,
              ------------
nor the consummation of the actions herein contemplated, nor compliance with the terms and provisions hereof will conflict with, or result in a breach of, or constitute a default or an event permitting acceleration under, any of the terms, provisions or conditions of the Articles of Incorporation or Bylaws of the Company or any indenture, mortgage, deed of trust, note, bank loan, credit agreement, franchise, license, lease, permit, judgment, decree, order, statute, rule or regulation or any other agreement, understanding or instrument to which the Company is a party or by which it is bound.

6.   Antidilution Adjustments.
     ------------------------

     6.1  Adjustment of Exercise Price.  The Exercise Price shall be subject to
          ----------------------------
adjustment, from time to time, as follows:

          (a) Adjustments for Stock Dividends, Recapitalizations, Etc.  In case
              --------------------------------------------------------
     the Company shall, after the Closing Date, (i) pay a stock dividend or make a distribution (on or in respect of its Common Stock) in shares of its Common Stock, (ii) subdivide the outstanding shares of its Common Stock,
     (iii) combine the outstanding shares of its Common Stock into a smaller number of shares, or (iv) issue by reclassification of shares of its Common Stock, any shares of capital stock of the Company, then, in any such case, the current Exercise Price in effect immediately prior to such action shall be adjusted to a price such that if the Holder was to exercise this Warrant in full immediately after such action, such Holder would be entitled to receive the number of shares of capital stock of the Company which Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto (with any record date requirement being deemed to have been satisfied), and, in any such case, such Exercise Price shall thereafter be subject to further adjustments under this Section 6.
     An adjustment made pursuant to this subsection (a) shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

          (b) Adjustments for Certain Other Distributions.  In case the Company
              -------------------------------------------
     shall, after the Closing Date, fix a record date for the making of a distribution to holders of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of (i) assets, (ii) evidences of indebtedness or other securities (except for its Common Stock) of the Company or of any entity other than the Company, or (iii) subscription rights, options or warrants to purchase any of the foregoing assets or securities, whether or not such rights, options or warrants are immediately exercisable (all such distributions referred to in clauses (i), (ii) and
     (iii) being hereinafter collectively referred to as "Distributions on
                                                          ----------------
     Common Stock"), then the current Exercise Price in effect prior to such
     ------------
     action shall be adjusted to subtract therefrom the fair value of such assets, evidences of indebtedness or subscription rights, options or warrants so distributed allocable to one share of common stock, as determined in good faith by the Company's Board of Directors.

          (c) Adjustments for Issuances of Additional Stock.  Subject to the
              ---------------------------------------------
     exceptions referred to in Section 6.1(e) hereof, in case the Company shall at any time or from time to time after the Closing Date issue (in a transaction to which Section 6.1(a) or 6.1(b) is not applicable) any additional shares of the Company's Common Stock ("Additional Common
                                                       -----------------
     Stock"), for a consideration per share either (i) less than the then Current Market Price per share of the Company's Common Stock immediately prior to the issuance of such Additional Common Stock, or (ii) without consideration, then (in the case of either clause (i) or (ii)), and thereafter successively upon each such issuance, the current Exercise Price shall forthwith be reduced to the price determined by multiplying such current Exercise Price by a fraction, of which (1) the numerator shall be
     (i) the number of shares of the Company's Common Stock outstanding immediately prior to such issuance (on a fully diluted basis) plus (ii) the number of shares of the Company's Common Stock which the aggregate amount of consideration received by the Company upon issuance of the Additional Common Stock would purchase at the then Current Market Price per share of the Company's Common Stock, and (2) the denominator shall be (i) the number of shares of the Company's Common Stock outstanding plus (ii) the number of shares of Additional Common Stock; provided, however, that such adjustment
                                        --------  -------
     shall be made only if such adjustment results in a current Exercise Price less than the current Exercise Price in effect immediately prior to the issuance of such Additional Common Stock.

          (d) Certain Rules in Applying the Adjustment for Additional Stock
              -------------------------------------------------------------
     Issuances. For purposes of any adjustment as provided in Section 6.1(c)
     ---------
     hereof, the following provisions shall also be applicable:

               (1) Cash Consideration. In case of the issuance of Additional
                   ------------------
          Common Stock for cash, the consideration received by the Company therefor shall be deemed to be the net cash proceeds received by the Company for such Additional Common Stock after deducting any commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with the issuance of, such Additional Common Stock.

               (2) Non-Cash Consideration. In case of the issuance of Additional
                   ----------------------
          Common Stock for a consideration other than cash, or a consideration a part of which shall be other than cash, the amount of the consideration other than cash so received or to be received by the Company shall be deemed to be the value of such consideration at the time of its receipt by the Company as determined in good faith by the Board of Directors of the Company, except that where the non-cash consideration consists of the cancellation, surrender or exchange of outstanding obligations of the Company (or where such obligations are otherwise converted into shares of the Company's Common Stock), the value of the non-cash consideration shall be deemed to be the principal amount of the obligations canceled, surrendered, satisfied, exchanged or converted. If the Company receives consideration, part or all of which consists of publicly traded securities (i.e., in lieu
                                                                  ----
          of cash), the value of such non-cash consideration shall be the aggregate market value of such securities (based on the latest reported sale price regular way) as of the close of the day immediately preceding the date of their receipt by the Company.

               (3) Options, Warrants, Convertibles, Etc.  In case of the
                   -------------------------------------
          issuance, whether by distribution or sale to holders of its Common Stock or to others, by the Company of (i) any security (other than the Notes) that is convertible into Common Stock or (ii) any rights, options or warrants to purchase the Company's Common Stock (other than this Warrant and except as stated in Section 6.1(e) hereof), if inclusion thereof in calculating adjustments under this Section 6.1 would result in a current Exercise Price lower than if excluded, the Company shall be deemed to have issued, for the consideration described below, the number of shares of the Company's Common Stock into which such convertible security may be converted when first convertible, or the number of shares of the Company's Common Stock deliverable upon the exercise of such rights, options or warrants when first exercisable, as the case may be (and such shares shall be deemed to be Additional Common Stock for purposes of Section 6.1(c) hereof). The consideration deemed to be received by the Company at the time of the issuance of such convertible securities or such rights, options or warrants shall be the consideration so received determined as provided in Section 6.1(d)(1) and (2) hereof after deducting any commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance of such convertible securities or rights, options or warrants, plus (x) any consideration or adjustment payment to be received by the Company in connection with such conversion or, as applicable, (y) the aggregate price at which shares of the Company's Common Stock are to be delivered upon the exercise of such rights, options or warrants when first exercisable (or, if no price is specified and such shares are to be delivered at an option price related to the market value of the subject Common Stock, an aggregate option price bearing the same relation to the market value of the subject Common Stock at the time such rights, options or warrants were granted). If, subsequently, (1) such number of shares into which such convertible security is convertible, or which are deliverable upon the exercise of such rights, options or warrants, is increased or (2) the conversion or exercise price of such convertible security, rights, options or warrants is decreased, then the calculations under the preceding two sentences (and any resulting adjustment to the current Exercise Price under Section 6.1(c) hereof) with respect to such convertible security, rights, options or warrants, as the case may be, shall be recalculated as of the time of such issuance but giving effect to such changes (but any such recalculation shall not result in the current Exercise Price being higher than that which would be calculated without regard to such issuance). On the expiration or termination of such rights, options or warrants, or rights to convert, the Exercise Price hereunder shall be readjusted (up or down as the case may be) to such current Exercise Price as would have been obtained had the adjustments made with respect to the issuance of such rights, options, warrants or convertible securities been made upon the basis of the delivery of only the number of shares of the Company's Common Stock actually delivered upon the exercise of such rights, options or warrants or upon the conversion of any such securities and at the actual exercise or Exercise Prices (but any such recalculation shall not result in the current Exercise Price being higher than that which would be calculated without regard to such issuance).

               (4) Number of Shares Outstanding.  The number of shares of the
                   ----------------------------
          Company's Common Stock as at the time outstanding shall exclude all shares of the Company's Common Stock then owned or held by or for the account of the Company but shall include the aggregate number of shares of the Company's Common Stock at the time deliverable in respect of the convertible securities, rights, options and warrants referred to in Section 6.1(d)(3) and 6.1(e) hereof; provided that to
                                                              --------
          the extent that such rights, options, warrants or conversion privileges are not exercised, such shares of the Company's Common Stock shall be deemed to be outstanding only until the expiration dates of the rights, warrants, options or conversion privileges or the prior cancellation thereof.

          (e) Exclusions from the Adjustment for Additional Stock Issuances.  No
              -------------------------------------------------------------
     adjustment of the current Exercise Price under Section 6.1(c) hereof shall be made as a result of or in connection with:

               (1) the issuance of Shares upon conversion of the Notes or exercise of the Warrants or the issuance of the Notes and the Warrants;

               (2) the issuance of the Company's Common Stock to officers, employees, directors and consultants of the Company or any Subsidiary, or the grant to or exercise by any such persons of options to purchase Common Stock of the Company, all (x) as part of incentive compensation for such persons and (y) pursuant to the Company's stock option plans described on the Disclosure Schedule to the Purchase Agreement or other incentive plans, in each case adopted by the Company's Board of Directors, with approval by a majority of the Company's independent directors and approval by the Company's shareholders; or

               (3) the issuance of the Company's Common Stock upon exercise of the warrants to purchase Common Stock described on the Disclosure Schedule to the Purchase Agreement.

          (f) Accountant's Certification.  Whenever the current Exercise Price
              --------------------------
     is adjusted as provided in this Section 6.1, the Company will promptly obtain a certificate of a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) setting forth the current Exercise Price as so adjusted, the computation of such adjustment and a brief statement of the facts accounting for such adjustment, and will mail to the Holder a copy of such certificate from such firm of independent public accountants.

          (g) Antidilution Adjustments under Other Securities.  Without limiting
              -----------------------------------------------
     any other rights available hereunder to the Holder, if there is an antidilution adjustment (x) under any security which is convertible into Common Stock of the Company whether issued prior to or after the date hereof (except for the Notes and the Warrants) or (y) under any right, option or warrant to purchase Common Stock of the Company whether issued prior to or after the date hereof which (in the case of clause (x) or (y)) results in a reduction in the exercise or purchase price with respect to such security, right, option or warrant or results in an increase in the number of shares obtainable under such security, right, option or warrant, then an adjustment shall be made under this Section 6.1(g) to the current Exercise Price hereunder. Any such adjustment under this Section 6.1(g) shall be whichever of the following results in a lower current Exercise
     Price: (A) a reduction in the current Exercise Price equal to the percentage reduction in such exercise or purchase price with respect to such security, right, option or warrant or (B) a reduction in the current Exercise Price which will result in the same percentage increase in the number of Warrant Shares available under this Warrant as the percentage increase in the number of shares available under such security, right, option or warrant. Any such adjustment under this Section 6.1(g) shall only be made if it would result in a lower current Exercise Price than that which would be determined pursuant to any other antidilution adjustment otherwise required under this Warrant as a result of the event or circumstance which triggered the adjustment to the security, right, option or warrant described in clause (x) or (y) above (and if any such adjustment is so made under this Section 6.1(g), then such other antidilution adjustment otherwise required under this Section 6 shall not be made as a result of such event or circumstance).

          (h) Other Adjustments.  In case any event shall occur as to which any
              -----------------
     of the provisions of this Section 6.1 are not strictly applicable but the failure to make any adjustment would not fairly protect the exercise rights represented by this Warrant in accordance with the essential intent and principles of this Section 6.1, then, in each such case, the Company shall appoint a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 6.1, necessary to preserve, without dilution, the exercise rights represented by this Warrant. Upon receipt of such opinion, the Company will promptly mail copies thereof to the Holder and shall make the adjustments described therein.

          (i) Meaning of "Issuance".  References in this Warrant to "issuances"
              ---------------------
     of stock by the Company include issuances by the Company of previously unissued shares and issuances or other transfers by the Company of treasury stock.

     6.2  Company's Consolidation or Merger.  If the Company shall at any time
          ---------------------------------
consolidate with or merge with or into another Person, or the Company shall sell, transfer or lease all or substantially all of its assets, or the Company shall change its Common Stock into property or other securities, then, in any such case, the Holder shall thereupon (and thereafter) be entitled to receive, upon the exercise of such Warrant, in whole or in part, the securities or other property to which (and upon the same terms and with the same rights as) the Holder would have been entitled if such exercise had occurred immediately prior to such consolidation or merger, such sale of assets or such change (with any record date requirement being deemed to have been satisfied), and such conversion rights shall thereafter continue to be subject to further adjustments under Section 6.1 hereof. The Company shall take such steps in connection with such consolidation or merger, such sale of assets or such change as may be necessary to assure such Holder that the provisions of this Warrant and the Purchase Agreement (including, without limitation, Section 17 of the Purchase Agreement) shall thereafter be applicable in relation to any securities or property thereafter deliverable upon the exercise of the Warrant, including, but not limited to, obtaining a written obligation to supply such securities or property upon such exercise and to be so bound by the Warrant.

     6.3  Notice to Holders.
          -----------------

          In case at any time

               (i) the Company shall take any action which would require an adjustment in the current Exercise Price pursuant to Section 6.1; or

               (ii) there shall be any reorganization, reclassification or change of the Company's Common Stock (other than a change in par value or from par value to no par value or from no par value to par value), or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or any sale, transfer or lease of all or substantially all of the assets of the Company; or

               (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, in any one or more of such cases, the Company shall give written notice to the Holder, not less than twenty (20) days before any record date or other date set for definitive action, of the date on which such action, distribution, reorganization, reclassification, change, sale, transfer, lease, consolidation, merger, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of any such action (to the extent such effect may be known at the date of such notice) on the current Exercise Price and the kind and amount of the shares and other securities and property deliverable upon exercise of the Warrant. Such notice shall also specify any date as of which the holders of the Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon any such reorganization, reclassification, change, sale, transfer, lease, consolidation, merger, dissolution, liquidation or winding-up, as the case may be.

7.   Transfer.
     --------

          (a) Exercise or Transfer Without Registration. The Holder agrees not
              -----------------------------------------
to transfer this Warrant except in accordance with Section 16 of the Purchase Agreement.

          (b) Registration Rights. The Holder is entitled to the benefits of
              -------------------
Section 17 of the Purchase Agreement with respect to registration of the Warrant Shares under the Securities Act.

8.   Further Covenants of the Company.
     --------------------------------

          (a) Reservation of Stock.  The Company shall at all times reserve and
              --------------------
keep available, solely for issuance and delivery upon the exercise of this Warrant, that number of Warrant Shares from time to time issuable upon the exercise of this Warrant.

          (b) No Liens.  All Warrant Shares that are issued upon the exercise of
              --------
rights represented by this Warrant shall be fully paid, nonassessable, and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

          (c) Fractional Shares.  No fractional shares of Common Stock are to be
              -----------------
issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fraction of a share which would otherwise be issuable in an amount equal to the same fraction of the highest market price per share of Common Stock on the day of exercise, as determined by the Company.

9.   Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the
     -------------------------------------------------
Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant of like tenor and dated as of the date of such cancellation in lieu of this Warrant.

10.  Remedies.  The Company stipulates that the remedies at law of the holder of
     --------
this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not adequate and may be enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

11.  Miscellaneous.  All notices, certificates and other communications from or
     -------------
at the request of the Company to the Holder shall be mailed by first class, registered or certified mail, postage prepaid, to such address as may have been furnished to the Company in writing by the Holder. This Agreement and any of the terms hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Washington. The headings in this Agreement are for reference only and shall not limit or otherwise affect any of the terms hereof.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its corporate name by its duly authorized officer and to be dated as of the issue date set forth on the first page of this Warrant.

                                    WESTOWER CORPORATION


                                    By:_________________________________
                                       Name:
                                       Title:

Attest:


________________________________
Secretary

                         NOTICE OF EXERCISE OF WARRANT
                         -----------------------------


TO:    WESTOWER CORPORATION

     [_] Pursuant to the terms of the attached Warrant, the undersigned hereby elects to purchase ______ shares of Common Stock of Westower Corporation (the "Company"), and tenders herewith payment of the Exercise Price of such shares in full.

     [_] Pursuant to the terms of the attached Warrant, the undersigned hereby elects to make a Cashless Exercise as provided for in Section 4 of such Warrant with respect to _______ Warrant Shares.

                 (Check and complete the appropriate paragraph)

     Please issue a certificate or certificates representing said shares of Common Stock, in the name of the undersigned or in such other name(s) as is/are specified immediately below or, if necessary, on an attachment hereto:

               NAME                      ADDRESS
               ----                      -------






DATE:____________________              HOLDER:_____________________________

                                                                       EXHIBIT C


                              DISCLOSURE SCHEDULE

                                                                       EXHIBIT D


                      MATTERS TO BE COVERED IN OPINION OF
                             COUNSEL TO THE COMPANY



     1. The Company is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has all requisite corporate power and corporate authority to own its properties and operate its business as presently conducted.

     2. The authorized capital stock of the Company consists of 15,000,000 shares of Common Stock. All of the outstanding shares of the capital stock of the Company have been validly authorized and issued and are fully paid and non-assessable. To the best of such counsel's knowledge, there are no outstanding options, warrants, rights, convertible securities or other agreements under which the Company may become obligated to issue, sell or transfer shares of its capital stock or other securities, other than as disclosed on the Disclosure Schedule.

     3. The execution, delivery and performance by the Company of the Purchase Agreement (including the issuance of the Notes, the Warrants and the Shares as contemplated by the Purchase Agreement) have been duly authorized by all necessary corporate actions required on behalf of the Company. The Purchase Agreement, the Notes and the Warrants have been duly executed and delivered by the Company and constitute a legal, valid and binding obligations of the Company, subject to any applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws affecting the enforcement of creditors' rights generally.

     4. The execution, delivery and performance by each Co-obligor Subsidiary organized under the laws of the State of Washington of its joinder has been duly authorized by all necessary corporate action by such Co-obligor Subsidiary.

     5. None of the execution, delivery or performance by the Company of the Purchase Agreement (including without limitation the issuance of the Notes, the Warrants and the Shares as contemplated by the Purchase Agreement) violates or conflicts with or will violate or conflict with any provision of (A) the articles of incorporation or bylaws of the Company, (B) any law, rule or regulation, (C) any order, judgment, writ, injunction or decree known to such counsel applicable to the Company or any of its properties (or to which the Company or its properties may be bound), or (D) any agreement, indenture or other instrument known to such counsel.

     6. When issued upon conversion or exercise in accordance with the terms of the Notes or Warrants, respectively, the Shares will be validly issued, fully paid and non-assessable.

     7. There are no taxes or other governmental charges payable by the Company or the Purchaser in connection with the execution, delivery and performance by the Company of the

Purchase Agreement (including without limitation the issuance of the Notes, the Warrants and the Shares under the Purchase Agreement).

     8. Based in part on representations of the Purchaser in the Purchase Agreement, the offer, sale, purchase, issuance and delivery of the Notes and Warrants pursuant to the Purchase Documents constitute exempted transactions under the Securities Act of 1933, as amended (the "Act"), and neither the registration of the Notes and Warrants under the Act nor the qualification of an indenture with respect to the Notes under the Trust Indenture Act of 1939, as amended, is required in connection with any such offer, sale, purchase, issue or delivery of the Notes and Warrants. In addition, assuming the holder of a Note or Warrant is, at the time of conversion or exercise, as the case may be, the Purchaser or a Person that acquired the Note or Warrant in accordance with the terms and conditions of Section 16 of the Purchase Agreement, the issuance and delivery of Shares upon the conversion of a Note or exercise of the Warrant by such holder will likewise constitute an exempted transaction under the Act.

     9. The offer, sale, purchase, issuance and delivery of the Notes pursuant to the Purchase Documents do not violate Regulations T, U or X of the Board of Governors of the Federal Reserve System.

                                                                       EXHIBIT E


                      JOINDER FOR CO-OBLIGOR SUBSIDIARIES


     The terms and provisions of the Purchase Agreement dated May 11, 1998 (the "Purchase Agreement") regarding $15,000,000 aggregate principal amount of 7% Convertible Senior Subordinated Notes due April 30, 2007 of Westower Corporation are hereby accepted and agreed to, and the undersigned, as a wholly-owned subsidiary of Westower Corporation, hereby agrees to be a Co-obligor Subsidiary under Section 21.10 of the Purchase Agreement with the effect set forth therein.


                                    [WHOLLY-OWNED SUBSIDIARY]


                                    By:_________________________________
                                       Name:
                                       Title: